UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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Concho Resources Inc.
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NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

March 16, 2020

Concho Resources Inc.

One Concho Center

600 West Illinois Avenue

Midland, Texas 79701

To the Stockholders of Concho Resources Inc.:

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Concho Resources Inc. (the “Company”) will be held at One Concho Center, 600 West Illinois Avenue, Midland, Texas 79701, on Monday, April 27, 2020, at 9:30 a.m. Central Time.

At the meeting, stockholders will be asked to:

     (1)   elect two Class I directors named in the proxy statement, each for a term of three years;

     (2)   ratify the selection of the Company’s independent registered public accounting firm for 2020;

     (3)   consider an advisory vote to approve the compensation of the Company’s 2019 named executive officers; and

     (4)   consider any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

If you were a stockholder as of the close of business on February 28, 2020, you are entitled to vote at the Annual Meeting and at any adjournment thereof.

Instead of mailing a printed copy of the proxy materials, including the Company’s 2019 Annual Report to Stockholders (the “2019 Annual Report”), to each stockholder of record, the Company is providing access to these materials via the internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about March 16, 2020, the Company mailed the Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the close of business on February 28, 2020 and posted its proxy materials on the website referenced in the Notice. As more fully described in the Notice, all stockholders may choose to access the proxy materials on the website referred to in the Notice or may request a printed set of the proxy materials. The Notice and website provide information regarding how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

If you previously elected to receive a printed copy of the materials, the Company has enclosed a copy of the 2019 Annual Report with this notice and proxy statement.

Your vote is important. Please vote your proxy promptly so that your shares can be represented, even if you plan to attend the Annual Meeting. You can vote by internet or by telephone by using the voting procedures described in the Notice or by requesting a printed copy of the proxy materials (including the proxy card) and completing, signing and returning the enclosed proxy card by mail.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON APRIL 27, 2020. The Notice of Annual Meeting of Stockholders, Proxy Statement
and 2019 Annual Report are available on the internet at http://www.astproxyportal.com/ast/15517.

By Order of the Board of Directors,

Travis L. Counts

Senior Vice President, General Counsel and Corporate Secretary

Concho Resources Inc.

Midland, Texas

Proxy Highlights

This summary highlights information contained elsewhere in this proxy statement (this “Proxy Statement”), which is first being sent or made available to stockholders on or about March 16, 2020. This summary does not contain all of the information you should consider before voting. Please read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2019 operational and financial performance and definitions of industry terms, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which accompanies this Proxy Statement.

Annual Meeting and Voting Information

Date & Time	Place	Record Date	Voting

April 27, 2020 9:30 a.m. Central Time	One Concho Center 600 West Illinois Avenue Midland, Texas 79701	February 28, 2020 Shares outstanding: 196,706,932	Only holders of record of the Company’s common stock as of the record date will be entitled to notice and to vote

For directions to the Annual Meeting, you may contact our Senior Vice President, General Counsel and Corporate Secretary at Concho Resources Inc., One Concho Center, 600 West Illinois Avenue, Midland, Texas 79701.

Voting Items

Your vote is important. Please vote your proxy promptly so that your shares can be represented, even if you plan to attend the Annual Meeting. You can vote by internet or by telephone by using the voting procedures described in the Notice, or by requesting a printed copy of the proxy materials (including the proxy card) and completing, signing and returning the enclosed proxy card by mail.

Proposal	Election of Two Class I Directors (page 14)	The Board recommends you vote FOR each nominee

Proposal	Ratification of selection of independent registered public accounting firm (page 35)	The Board recommends you vote FOR this proposal

Proposal	Advisory vote to approve Concho’s 2019 named executive officer compensation (page 37)	The Board recommends you vote FOR this proposal

2020 PROXY STATEMENT	1

Director Nominees

The Board of Directors (the “Board”) has nominated Messrs. Leach and Easter as candidates to serve a three-year term expiring in 2023.

				Committee Memberships

Nominees	Independent	Age	Director Since	AC	CC	NGC	HSERC
Timothy A. Leach	No	60	2006
William H. Easter III	Yes	70	2008

Audit Committee “AC”	Compensation Committee “CC”	= Committee Member
Nominating & Governance Committee “NGC”	Health, Safety, Environment and Reserves Committee “HSERC”	= Committee Chair

Governance Highlights

Good corporate governance supports transparency and accountability and encourages good decision-making for our long-term business success. Our governance policies and structure provide a strong framework for effective operations and promote ethics and transparency across our business endeavors.

Board Size and Independence	Lead Independent Director

8 out of 10 directors are independent 3 new directors in last 3 years	Lead independent director with significant leadership authority and responsibility

Director Age	Director Tenure	Other Public Company Boards

2020 PROXY STATEMENT	2

Board Independence, Composition and Refreshment

   Eight of our 10 directors are independent of the Company and management, and all are highly qualified.

   Independent directors regularly meet in executive sessions without management.

   Independent directors have access to management and employees.

   The Company has established a mandatory director retirement age of 75.

   In the last three years, the Company has added three new directors; the average director tenure is approximately eight years.

   The Board considers the diversity and optimal enhancement of the current mix of talent and experience with respect to its members.

Board Committees and Expertise
The Audit, Compensation and Nominating & Governance committees are composed entirely of independent directors. Four Audit Committee members are “audit committee financial experts” under SEC rules.

   The Company has a Health, Safety, Environment and Reserves Committee that is responsible for oversight of the Company’s approach to corporate responsibility, including review of health, safety and environmental (“HSE”) policies and programs, key HSE risks and corporate responsibility disclosures.

Stockholder Rights

   Proxy access – a stockholder, or a group of up to 20 stockholders, continuously owning for three years at least 3% of our outstanding common stock may nominate and include in our proxy materials up to the greater of two directors or 20% of the number of directors currently serving, if the stockholder(s) and nominee(s) satisfy the requirements of the Bylaws (as defined herein).

   Majority vote standard for directors with requirement that directors who fail to receive the required number of votes must tender their resignation.

   Has not utilized a stockholders’ rights plan (also known as a “poison pill”).

Risk Oversight

   The entire Board is responsible for risk oversight and each Board committee assists the Board in fulfilling this oversight responsibility.

   The Board routinely discusses specific risk topics and risk management with the executive team, and executive officers attend regularly scheduled meetings of the Board where they conduct presentations on various matters involving strategy and operations.

   The Company also maintains a comprehensive enterprise risk management (“ERM”) initiative that is led by members of the executive team.

   Throughout the year, the ERM process identifies and assesses significant and potential risks facing the Company, and each quarter the Company undertakes a risk assessment exercise to identify and discuss significant ongoing and emerging risks.

   The Board reviews these enterprise risks facing the Company quarterly.

Director Orientation and Continuing Education

   The Company provides orientation sessions to familiarize new directors with the energy industry and the Company’s financial performance, portfolio, strategic plans and policies.

   The Company provides directors with regular updates regarding outside education opportunities.

   Education programs are provided as part of regular Board and committee meetings or by academic or other qualified third parties to assist directors in maintaining the skills and knowledge necessary to perform their duties.

Board, Committee and Director Evaluations
The Board regularly assesses its performance through Board and committee self-evaluations.
Director Stock Ownership

   Non-employee directors are required to own shares of the Company’s common stock having a market value of at least five times the annual cash retainer within five years of their first appointment to the Board.

2020 PROXY STATEMENT	3

Our Stockholder Engagement Program

The Company is committed to active engagement with our stockholders. The Company employs a year-round approach including proactive engagement as well as responsiveness to specific areas of focus. During 2019, members of senior management met with a cross-section of the Company’s stockholders representing approximately 75% of the Company’s outstanding shares. These meetings included a discussion of the Company’s plans, risk oversight, operations and strategy, and at times an overview of the Company’s practices on compensation, governance and environmental and social matters.

Stockholder Engagement	Management held meetings with stockholders representing approximately:

Concho’s commitment to stockholder engagement includes:

   A year-round, proactive engagement program

   Dedicated resources responsible for active engagement with stockholders throughout the year

   Engagement designed to address stockholder questions, provide perspectives on Company policies and collect stockholder feedback to be used as an important data point in evaluating the Company’s practices and disclosures

Environmental, Social and Governance (“ESG”) Highlights

Corporate Responsibility at Concho

The Company believes its approach to ESG, interchangeably known as corporate responsibility or sustainability, is fundamental to its business and good for the Company’s stockholders. The Company further believes that consistently executing its strategy and integrating its focus on corporate responsibility will contribute to sustainable performance over the long term.

The Board maintains overall oversight of the Company’s business strategy, risk management, governance and compensation practices, while the Health, Safety, Environment and Reserves Committee has oversight responsibility for sustainability-related activities and reports to the full Board on these topics. Concho also established a Sustainability Working Group consisting of select individuals from across the organization, which meets regularly throughout the year and briefs the Chief Operating Officer on sustainability and specific HSE-related topics, including HSE organization, planning, safety and emissions performance.

Board of Directors		Senior Management

Full Board	Health, Safety, Environment and Reserves Committee

Sustainability Working Group and members of the senior management team assist the Board with oversight of strategy and risk management; responsible for the development, implementation and monitoring of Concho’s corporate responsibility and sustainability initiatives

Reviews Concho’s risk framework, governance and compensation practices and provides oversight of business strategy and practices	Oversees Concho’s health, safety and environmental policies, programs and practices

Corporate Responsibility Framework

The Company prioritizes the safety and health of our employees, managing our environmental impact, empowering our workforce and serving the communities where the Company operates. Our corporate responsibility activities are organized under five primary pillars:

•	prioritizing safety and health;
•	protecting the land, water and air through sustainable development;
•	investing in the Company’s future through its people;
•	upholding good governance practices; and
•	supporting projects that contribute to the long-term growth of the Company’s communities.

The Company also maintains a section of its website for corporate responsibility which is available at www.concho.com/corporate-responsibility (web links throughout this document are provided for convenience only, and the content on the referenced website does not constitute a part of this Proxy Statement). This section of the website describes (i) how the Company strives to operate responsibly, safely and sustainably, (ii) how those elements are part of the Company’s long-term strategy and (iii) how the Company manages ESG-related risks and opportunities.

2020 PROXY STATEMENT	4

Implementing the TCFD Recommendations

The Company recognizes that the risks presented by climate change are a growing area of interest for our stockholders and other stakeholders. In 2019, the Company published an inaugural Climate Risk Report, which demonstrates responsiveness to the interests of our stakeholders and aligns with our goals to increase the transparency of Concho’s sustainability performance.

The Company developed the Climate Risk Report using the recommendations issued by the Financial Stability Board’s Task Force on Climate-related Financial Disclosures (“TCFD”), which promotes greater understanding of climate-related risks and opportunities through better disclosures. In preparing the Climate Risk Report, the Company’s management team reviewed the impact to our business of various commodity price assumptions based on the low-carbon scenarios put forth by the International Energy Association’s 2018 World Energy Outlook. The Climate Risk Report describes how the Company addresses climate-related risks and highlights the resiliency of our portfolio in a low-carbon economy. By adopting the TCFD’s framework, the Company is working to better understand how climate-related risks may impact our business while navigating a dynamic energy environment.

Corporate Responsibility Progress Highlights

Safety	Emissions	Water Recycling

Maintaining low lost time & total recordable incident rates for employees and contractors.	Reduced flared volumes by nearly 50% between 2016 and 2018.	Scaling water recycling program through strategic agreements with midstream partners.

Team Development	Good Governance	Community Investment

Investing in our team through our corporate Leadership Development Program to support internal advancement.	Three new directors in last three years.	Supporting higher education in the Permian Basin with the creation of an engineering academy at Midland College.

2020 PROXY STATEMENT	5

2019 Operational and Financial Performance

Over the past five years, the U.S. energy industry has changed dramatically. Challenged by persistently low oil and natural gas prices, the industry has shifted its focus to improving well productivity and costs, which has effectively pushed U.S. shale lower on the cost curve. The Permian Basin, a prolific oil and natural gas producing region with multi-zone development potential, benefited the most from drilling and completion efficiencies. The Permian Basin’s production has subsequently increased dramatically – from approximately 1.6 million barrels of oil per day (Bopd) in 2014 to more than 4.7 million Bopd at year-end 2019. Our operations focus solely on the Permian Basin where we have assembled a leading position in each of the Delaware and Midland sub-basins.

In the last three months of 2018, oil prices declined by more than 35%, reinforcing our focus on disciplined investment and preserving a strong balance sheet. During 2019, we executed a $3 billion capital program and made significant progress towards key priorities, which include improving capital efficiency, reducing our cost structure and actively managing our portfolio. As a result, the operational and financial performance of the Company strengthened across the year, but not with the consistency that management sets for itself or that our stakeholders expect from us.

Operational and financial performance highlights for 2019 are included below.

Improving Cost Structure

Controllable Costs(1) ($ per Boe)

(1)

Controllable costs include oil and natural gas production expenses (consisting of lease operating and workover expenses), general and administrative expenses (excluding non-cash stock-based compensation) and interest expense.

2020 PROXY STATEMENT	6

Capital Efficiency	• We reduced well costs substantially in 2019, with our average drilling, completion and equipment (“DC&E”) cost per foot totaling $999 in 2019, representing an 18% reduction from 2018.
Margin Expansion

•  On an annual basis, we reduced controllable costs, which includes oil and natural gas production expenses (consisting of lease operating and workover expenses), general and administrative expenses (excluding non-cash stock-based compensation) and interest expenses, by 7%. Additionally, we established a $9.00 per barrel of oil equivalent (“Boe”) controllable cost target by year-end 2020, which we achieved one year early with controllable costs totaling $8.43 in the fourth quarter of 2019.

Sustainable Growth	• We executed a $3 billion capital program, driving a 25% increase in oil production volumes.
Portfolio Management	• Our asset sale proceeds totaled approximately $1.3 billion in 2019 as we continued to actively manage our portfolio.
Financial Strength

•  During the year, we set a debt reduction target of $500 to $750 million, which we achieved at year-end. We have a strong balance sheet, with investment grade ratings and a prudent debt-to-adjusted EBITDAX ratio.[1]

Shareholder Returns

•  In 2019, Concho paid $100 million in dividends. In the first quarter of 2020, we announced a 60% increase to the quarterly dividend.

•  The Board authorized the initiation of a $1.5 billion share repurchase program in the fourth quarter of 2019. During the fourth quarter of 2019, we repurchased $250 million of shares.

Looking Forward

Concho is in a strong position to deliver sustainable, competitive growth and superior returns for investors. In February 2020, the Company announced a $2.6 to $2.8 billion capital program for 2020, which at the midpoint represents a 10% reduction in spending levels versus 2019. The program will focus on high-return development opportunities and is expected to deliver 10% to 12% annual oil production growth pro forma for the Company’s New Mexico Shelf divestiture. Competitive oil growth and an improving cost structure drives strong free cash flow2 generation, which the Company estimates to be $350 million to $750 million at $50 per barrel and $60 per barrel WTI oil prices, respectively.

(1)

The Company defines adjusted EBITDAX as net income (loss), plus (1) exploration and abandonments expense, (2) depreciation, depletion and amortization expense, (3) accretion of discount on asset retirement obligations expense, (4) non-cash stock-based compensation expense, (5) (gain) loss on derivatives, (6) net cash receipts from (payments on) derivatives, (7) (gain) loss on disposition of assets, net, (8) impairments of goodwill, (9) impairments of long-lived assets, (10) interest expense, (11) loss on extinguishment of debt, (12) gain on equity method investment distribution, (13) RSP Permian transaction costs and (14) income tax expense (benefit). Adjusted EBITDAX is not a measure of net income (loss) or cash flows as determined by GAAP.

(2)

Free cash flow is a non-GAAP term that the Company defines as cash flow provided by operating activities before changes in working capital in excess of exploration and development costs incurred. The Company believes that free cash flow is useful to investors as it provides measures to compare cash provided by operating activities and exploration and development costs across periods on a consistent basis. For future periods, the Company is unable to provide a reconciliation of free cash flow to the most comparable GAAP financial measure because the information needed to reconcile this measure is dependent on future events, many of which are outside management’s control. Additionally, estimating free cash flow to provide a meaningful reconciliation consistent with the Company’s accounting policies for future periods is extremely difficult and requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking estimates of free cash flow are estimated in a manner consistent with the relevant definitions and assumptions noted above and herein.

2020 PROXY STATEMENT	7

Executive Compensation

Elements of Target 2019 Total Direct Compensation

The Company compensates its executive management using a mix of base salary, annual performance bonus and equity grants, with the following objectives:

•	attracting, retaining and motivating key executive officers critical to long-term success;
•	compensating those executive officers fairly and competitively for their responsibilities and accomplishments;
•	aligning management’s incentives with the long-term interests of the Company’s stockholders; and
•	paying for performance, both on a Company and individual basis.

The illustration below shows how the target total direct compensation of the Company’s named executive officers was apportioned among base salary, annual cash incentives and long-term equity incentives for 2019.

CEO

Other NEOs (Average)

(1)	Does not include the one-time succession equity awards that were made to Messrs. Harper and Giraud in 2019.

The Company provides its executives with annual and long-term incentive compensation through programs that are intended to align a significant portion of their total compensation with the financial and stock price performance of the Company and to motivate executives to build long-term value, respectively.

Aligning Executive Compensation with Performance and the Stockholder Experience

2019 Annual Cash Incentive Metrics[1]	2019 Long-Term Equity Incentive Design

•   Production growth per debt-adjusted share

•   Ratio of capital expenditures, excluding acquisitions and midstream system expansion costs, to after-tax cash flow

•   Direct lease operating expenses

•   Cash general and administrative expense

•   Absolute stock performance

•   Production

•   Performance-based long-term awards linked to three-year stock performance relative to the Company’s peers as well as the Company’s own absolute annualized stock performance

•   Time-based awards vesting over four years

(1)	These metrics are reviewed and approved by the Board of Directors and include non-GAAP measures. Please read their definitions on page 47 of this Proxy Statement.

2020 PROXY STATEMENT	8

Compensation Policies and Practices

The Compensation Committee believes that the Company’s executive compensation program follows best practices aligned with long-term stockholder interests. Below are highlights of the Company’s current compensation practices:

The Company Does	The Company Does Not

   Maintain a strong alignment between corporate performance — operational, financial, and stock price — and our executive officers’ compensation by having a majority of total direct compensation consist of performance-based compensation.

   Have strong stock ownership guidelines, which all named executive officers currently meet.

   Use an independent compensation consultant retained by, and reporting directly to, the Compensation Committee.

   Conduct competitive benchmarking to align executive compensation with the market.

   Grant restricted stock, performance units and stock options utilizing a double trigger mechanism such that accelerated vesting will only occur upon termination without cause or for good reason in the event of a change of control.

   Dedicate significant time to executive succession planning and leadership development each year.

×   Reprice underwater stock options.

×   Allow hedging or pledging shares of the Company by Directors or Officers.

×   Guarantee bonuses.

×   Provide excessive perquisites.

×   Apply base salary multipliers in excess of 3.0x for any Named Executive Officer.

×   Provide excise tax gross-ups upon change of control.

×   Utilize single-trigger mechanisms for any forms of equity-based compensation.

Noteworthy Compensation Actions for 2019 and 2020

During 2019, the Company implemented the following changes with respect to its executive compensation program:

•

adopted new forms of award agreement for both our time-based restricted stock and annual performance unit awards that provide for double trigger vesting acceleration in connection with a change in control of the company and implement pro-rata vesting upon certain terminations of employment outside of a change in control;

•

adopted a new Executive Severance Plan, which replaces existing individual employment agreements with the named executive officers and provides for a uniform severance policy applicable to the executive team; and

•	increased the percentage of performance-based equity relative to total target compensation for Jack F. Harper, President.

At the start of 2020, the Compensation Committee reviewed all aspects of the Company’s overall performance in 2019. After doing so, the Committee took the following actions with respect to the Company’s compensation programs:

•	reduced the grant value of 2020 long-term incentive equity grants to both directors and executives by 10% year-over-year;

•	applied negative discretion to the 2019 short-term incentive executive cash bonus resulting in no discretionary component for 2019 performance;

•	maintained base salaries for executives in 2020 at the same level as 2019; and

•	revised 2020 short-term incentive metrics to increase emphasis on margin improvement and free cash flow and eliminate previous absolute production metric.

2020 PROXY STATEMENT	9

One-Time Succession Equity Awards: Powerful Long-Term Retention Tool with Tie to Long-Term Performance

As part of the Compensation Committee’s management succession planning and consistent with the expansion of their responsibilities, on January 2, 2019, Messrs. Harper and Giraud were each granted one-time succession equity awards comprised of an award of restricted stock and two separate awards of performance units that will convert into awards of restricted stock upon completion of the applicable performance period. These awards are intended to incentivize retention, orderly leadership transition and sustained, long-term performance of the Company through their ten-year vesting period.

			Jan 2025 Restricted Stock 20% vest		Jan 2027 Restricted Stock 20% vest		Jan 2029 Restricted Stock 20% vest
Jan 2019 Restricted Stock and Performance Units Awarded	Dec 2021 3-Year Performance Period Ends; Units Convert to Restricted Stock Upon Certification	Dec 2023 5-Year Performance Period Ends; Units Convert to Restricted Stock Upon Certification		Jan 2026 Restricted Stock 20% vest		Jan 2028 Restricted Stock 20% vest

2020 PROXY STATEMENT	10

Below is a summary of the performance and vesting requirements for these awards.

Payouts commence in 2025 and continue to 2029 at a 20% annual vesting rate

The one-time succession equity award values are closely linked to corporate performance over the long-term (3-5 year performance period and 10 year vesting period). Below is an illustration of this alignment based on the Company’s stock price performance during the first year of the performance period.

Award Value Closely Linked to Performance

    Over the Long Term

       Value depicted below is calculated per recipient

[1]

These awards are based on a target dollar value that was set in December 2018 by the Compensation Committee. As of January 2, 2019, the cumulative grant date fair value of the 2019 succession awards for accounting purposes under ASC 718 was $4.92mm.

[2]	As of December 31, 2019, the current estimated payout for both the three-year and five-year performance unit succession awards was 0%.

2020 PROXY STATEMENT	11

2020 PROXY STATEMENT	12

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this proxy statement that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the risk factors and other information discussed or referenced in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

2020 PROXY STATEMENT	13

Proposal	Election of Two Class I Directors

Currently the Board is comprised of ten highly qualified directors with skills aligned to the Company’s business and strategy. Mr. Surma (a current Class I Director whose term expires at the Annual Meeting) has chosen not to stand for re-election. Effective at the Annual Meeting the size of the Board will be decreased to nine directors.

						Committee Memberships
Nominees		Independent	Age	Director Since	Class (Term Expires)	AC	CC	NGC	HSERC

	William H. Easter III	Yes	70	2008	Class I (2020)

	Timothy A. Leach (Chairman)	No	60	2006	Class I (2020)

Directors		Independent	Age	Director Since	Class (Term Expires)	AC	CC	NGC	HSERC

	Steven L. Beal	Yes	61	2006	Class II (2021)

	Tucker S. Bridwell	Yes	68	2006	Class II (2021)

	Steven D. Gray	Yes	60	2018	Class III (2022)

	Susan J. Helms	Yes	62	2017	Class III (2022)

	Gary A. Merriman	Yes	65	2012	Class III (2022)

	Mark B. Puckett (Lead Director)	Yes	68	2009	Class II (2021)

	John P. Surma	Yes	65	2014	Class I (2020)

	E. Joseph Wright	No	60	2017	Class II (2021)
Audit Committee “AC”		Compensation Committee “CC”				= Committee Member

Nominating & Governance Committee “NGC”		Health, Safety, Environment and Reserves Committee “HSERC”				= Committee Chair

2020 PROXY STATEMENT	14

Summary of Director Qualifications

The members of the Board have a diversity of experience and a wide variety of skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of the Company’s stockholders. The following highlights the key characteristics the Board believes qualify its current members to serve the interests of the Company’s stockholders.

Senior Executive Leadership Includes senior management positions at corporations, within the military and at professional firms and partnerships.
10/10

E&P Industry Includes any past professional or work experience at a company within the E&P industry.
9/10

HSE Includes experience in managing matters related to health, safety and the environment (not just within the oil and gas industry).
8/10

Financial Oversight / Accounting Includes accounting education or professional experience in a financial oversight role.
7/10

Government, Public Policy and Regulatory Affairs

Includes general government experience and previous positions related to public policy or regulatory affairs (not just within the oil and gas industry).

3/10

Technology Includes specific roles and professional experience with developing and utilizing technology (not just within the oil and gas industry).
2/10

Strategic Planning / Risk Management Includes experience with strategic planning or risk management at a significant and sophisticated organizational level (not just within the oil and gas industry).
10/10

Other Public Board Includes any past or current positions held on other public company boards.
8/10

Operations Includes technical or engineering related roles.
7/10

Midstream / Marketing Includes oil and gas midstream and marketing experience.
4/10

Investments Includes professional investment experience (not just within the oil and gas industry).
2/10

2020 PROXY STATEMENT	15

Director Nominees

The Company has classified its Board of Directors into three classes. Directors in each class are elected to serve for three-year terms, until they are re-elected, until their successors are elected and qualified, or until their earlier resignation or removal. Each year, the directors of one class stand for re-election as their terms of office expire. Based on recommendations from its Nominating & Governance Committee, the Board has nominated Timothy A. Leach and William H. Easter III for election as Class I directors of the Company with their terms to expire at the Company’s 2023 annual meeting of stockholders, when they are to be either re-elected, their successors are elected and qualified, or upon their earlier resignation or removal.

The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under your proxy will vote for the election of a substitute nominee that the Board nominates (or the Board may elect to keep a vacancy open).

The following section provides information with respect to each nominee for election as director of the Company who will continue to serve as a director following this year’s Annual Meeting. This information includes the specific experience, qualifications and skills considered by the Nominating & Governance Committee and the Board in assessing the appropriateness of the person to serve as director.

Class I Nominees

TIMOTHY A. LEACH Director since 2006 Age: 60 Chairman of the Board

Mr. Leach has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since February 2006 and was also the President of the Company from July 2009 until May 2017. Prior to joining the Company, Mr. Leach was the Chairman of the Board of Directors and Chief Executive Officer of two private companies and employed by Parker & Parsley Petroleum Company (now Pioneer Natural Resources) in a variety of capacities, including serving as Executive Vice President and as a member of its Executive Committee. He is a graduate of Texas A&M University with a Bachelor of Science degree in Petroleum Engineering. Mr. Leach was appointed to the Texas A&M University System Board of Regents by Governor Greg Abbott in 2017.

Mr. Leach’s deep knowledge of the Company and the industry as a result of his long tenure with the Company and previous companies makes him a valuable member of the Board of Directors.

WILLIAM H. EASTER III Director since 2008 Age: 70 Compensation Committee (Chairman) Nominating & Governance Committee

Mr. Easter served as the Chairman of the Board of Directors, President and Chief Executive Officer of DCP Midstream, LLC (formerly Duke Energy Field Services, LLC) from 2004 until his retirement in 2008. Mr. Easter worked for ConocoPhillips for more than 30 years where he held senior leadership, operating and commercial roles in areas of natural gas and natural gas liquids, transportation, refining and marketing (domestically and internationally). Mr. Easter is currently a director of Delta Airlines Inc. and Grupo Aeromexico, S.A.B. de C.V. He has previously served as a director of Baker Hughes, Inc. from June 2014 until July 2017. He is also the Chairman of the Board of the Memorial Hermann Hospital System in Houston. He earned his Bachelor of Business Administration degree in Finance from the University of Houston and his Master of Science in Management degree from The Graduate School of Business at Stanford University.

Mr. Easter’s corporate experience as well as his previous and ongoing service on boards of directors provided him with midstream and natural gas marketing expertise and management skills that make him a valuable member of the Board of Directors.

Our Board unanimously recommends that stockholders vote “FOR” all nominees.

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Class I Directors

JOHN P. SURMA Director since 2014 Age: 65 Audit Committee Compensation Committee Nominating & Governance Committee

Mr. Surma is currently a member of the boards of directors of Marathon Petroleum Corporation, MPLX GP LLC, the general partner of MPLX LP (which is a controlled, consolidated subsidiary of Marathon Petroleum Corporation), Public Service Enterprise Group Incorporated and Trane Technologies plc (formerly known as lngersoll-Rand plc). Additionally, Mr. Surma is on the board of directors of the University of Pittsburgh Medical Center. He is the immediate past chairman of the Federal Reserve Bank of Cleveland and the National Safety Council. He was appointed by President Barack Obama to the President’s Advisory Committee for Trade Policy and Negotiations and served as its Vice Chairman. Mr. Surma retired as the Chief Executive Officer of United States Steel Corporation effective September 1, 2013, and as Executive Chairman effective December 31, 2013. Prior to joining United States Steel Corporation in September 2001, Mr. Surma served in several executive positions with Marathon Petroleum Corporation. Prior to joining Marathon Petroleum Corporation, Mr. Surma worked for Price Waterhouse LLP (now PricewaterhouseCoopers LLP) where he was admitted to the partnership in 1987. Mr. Surma earned a Bachelor of Science degree in accounting from Pennsylvania State University in 1976.

Mr. Surma has chosen not to stand for re-election at the Annual Meeting.

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Class II Directors

STEVEN L. BEAL Director since 2006 Age: 61 Audit Committee (Chairman) Nominating & Governance Committee

Mr. Beal was the President and Chief Operating Officer of the Company from February 2006 until his retirement effective June 30, 2009. Prior to joining the Company, Mr. Beal was a director and senior officer of two private companies, and employed by Parker & Parsley Petroleum Company (now Pioneer Natural Resources) in a variety of capacities, including serving as Senior Vice President and Chief Financial Officer and as a member of its Executive Committee. From 1981 until 1988, Mr. Beal was employed by the accounting firm of Price Waterhouse LLP (now PricewaterhouseCoopers LLP). Mr. Beal was previously a director of First Financial Bankshares, Inc. and ProPetro Holding Corp. He is a graduate of the University of Texas with a Bachelor of Business Administration degree in Accounting.

Mr. Beal brings to the Board of Directors a deep knowledge of the Company’s strategy and financial and operational performance having previously served in leadership roles at the Company and as an executive officer of two Permian Basin-focused private oil and natural gas companies. He also provides finance and accounting expertise.

TUCKER S. BRIDWELL Director since 2006 Age: 68 Audit Committee Health, Safety, Environment and Reserves Committee

Mr. Bridwell has been in the energy business in various capacities for over thirty years. Mr. Bridwell has been the President of each of the Mansefeldt Investment Corporation and the Dian Graves Owen Foundation since September 1997 and manages investments for these entities, both of which are stockholders of the Company. Mr. Bridwell is currently a director of First Financial Bankshares, Inc. Mr. Bridwell previously served as Chairman of the Board of Directors of First Permian, LLC from 2000 until its sale to Energen Corporation in April 2002, as a director of Petrohawk Energy Corporation from May 2004 until December 2010, and as a director of Halcón Resources from 2012 until 2016. He is a graduate of Southern Methodist University with a Bachelor of Business Administration degree and a Master of Business Administration degree and is a certified public accountant.

Mr. Bridwell brings decades worth of experience in energy finance and oil and natural gas investments, as well as knowledge gained through past and current service on the board of directors of various public and private companies in the energy industry.

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MARK B. PUCKETT Director since 2009 Age: 68 Lead Director Audit Committee Compensation Committee Nominating & Governance Committee (Chairman)

Mr. Puckett began his career at Chevron in 1973 and retired in May 2008. During his tenure at Chevron, Mr. Puckett held a variety of positions of increasing responsibility in Chevron’s upstream operations before ultimately retiring as the President of Chevron’s Energy Technology Company, where he was responsible for managing the company’s technology resources across all business segments. In addition, Mr. Puckett served on Chevron’s management committee from 1997 until his retirement and served on Chevron’s upstream and gas leadership team from 2001 until his retirement. Since his retirement, Mr. Puckett has been involved in private investments and previously served as a member of the board of directors of Glori Energy, Inc. He is a member of the Society of Petroleum Engineers and the Dean’s Advisory Council, College of Engineering at Texas A&M University. Mr. Puckett earned a Bachelor’s degree in Civil Engineering from Texas A&M University.

Mr. Puckett provides the Board of Directors with a valuable source of engineering, drilling and oil and natural gas operations management expertise.

E. JOSEPH WRIGHT Director since 2017 Age: 60 Health, Safety, Environment and Reserves Committee

Mr. Wright was the Executive Vice President and Chief Operating Officer of the Company from November 2013 until his retirement effective January 5, 2019. Mr. Wright was the Senior Vice President and Chief Operating Officer of the Company from November 2010 to November 2013. Mr. Wright was the Vice President — Engineering and Operations of the Company from February 2006 to October 2010. Prior to joining the Company, Mr. Wright served in various senior officer positions for two private companies, including as the Vice President — Operations & Engineering, and was employed by Mewbourne Oil Company in several operations, engineering and capital markets positions. Mr. Wright is currently a member of the board of directors of Oil States International, Inc. He is a graduate of Texas A&M University with a Bachelor of Science degree in Petroleum Engineering.

Mr. Wright’s extensive experience in the oil and gas industry and his familiarity with the Company’s strategy and operational performance makes him a valuable member of the Board of Directors.

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Class III Directors

STEVEN D. GRAY Director since 2018 Age: 60 Health, Safety, Environment and Reserves Committee

Mr. Gray was the Chief Executive Officer and Co-Chief Executive Officer of RSP Permian from 2010 to 2018, when RSP Permian merged with the Company. In 2006, Mr. Gray co-founded Pecos Operating Company, LLC, an oil and natural gas exploration and production company with operations in the Permian Basin. In 2000, Mr. Gray co-founded Pecos Production Company, an oil and natural gas exploration and production company that operated in the Permian Basin until it was sold in 2005 to Chesapeake Energy Corporation. Prior to forming Pecos Production Company, Mr. Gray was a Co-Founder, President and Chief Operating Officer of Vista Energy Resources. Prior to forming Vista, Mr. Gray served in petroleum engineering roles with Bettis, Boyle, and Stovall, Inc. and Texas Oil & Gas Corp. Mr. Gray is currently a member of the board of directors of Range Resources Corporation. Mr. Gray is also a member of the Petroleum Engineering Academy and serves on the Dean’s Advisory Council for the College of Engineering at Texas Tech University. Mr. Gray earned a Bachelor of Science in Petroleum Engineering from Texas Tech University.

Mr. Gray provides the Board of Directors with expertise in asset and risk management, strategy and operations as well as a deep knowledge of the industry resulting from his long tenure as Chief Executive Officer of RSP and as a director on the boards of other companies in the oil and gas industry.

SUSAN J. HELMS Director since 2017 Age: 62 Audit Committee Health, Safety, Environment and Reserves Committee

Ms. Helms was commissioned from the U.S. Air Force Academy in 1980 and served in the United States Air Force until her retirement in April 2014 with the rank of Lt. General. During her tenure in the United States Air Force, Ms. Helms held a variety of positions of increasing responsibility before ultimately retiring as the Commander, 14th Air Force (Air Forces Strategic), Air Force Space Command, and Commander, Joint Functional Component Command for Space, US Strategic Command, Vandenberg Air Force Base, California. In addition, Ms. Helms is a former NASA astronaut and veteran of five spaceflights. Ms. Helms is the principal and owner of Orbital Visions, LLC, a consulting company established in 2015. Additionally, Ms. Helms currently serves on the NASA Aerospace Safety Advisory Panel and is a member of the Board of Trustees for the Aerospace Corporation. Ms. Helms has also been elected as a member of the National Academy of Engineering. Ms. Helms was previously a board member for the Association of Space Explorers (USA) and, in 2016 she completed a two year term as a trustee for the Woodrow Wilson International Center in Washington, D.C. Ms. Helms earned a Bachelor of Science degree in Aeronautical Engineering from the U.S. Air Force Academy and a Master’s of Science degree in Aeronautics/Astronautics from Stanford University.

Ms. Helms provides the Board of Directors with expertise in technology, risk management and organizational efficiency as a result of her long tenure with the United States Air Force.

GARY A. MERRIMAN Director since 2012 Age: 65 Compensation Committee Health, Safety, Environment and Reserves Committee (Chairman)

Mr. Merriman began his career at Conoco Inc. in 1976 and held various engineering and supervisory positions of increasing responsibility throughout his career at Conoco, including as a production superintendent in West Texas, President of Conoco Indonesia Inc. and General Manager of Conoco’s Rockies business unit. Mr. Merriman ultimately retired in 2002 as the President of Exploration and Production, Americas, where he was responsible for Conoco’s operations in the U.S. and South America. Mr. Merriman previously served as a director of KCS Energy Inc. from 2005 to 2006 and Petrohawk Energy Corporation from 2006 to 2011. Mr. Merriman earned a Bachelor’s degree in Petroleum Engineering from Marietta College and a Master’s degree in Management from the Massachusetts Institute of Technology.

Mr. Merriman provides the Board of Directors with deep knowledge and insight into asset management and operations.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s Corporate Governance Guidelines include provisions concerning the following:

•	role and functions of the Board of Directors and the Lead Director;
•	qualifications, independence, responsibilities, tenure and compensation of directors;
•	size of the Board of Directors;
•	mandatory retirement age for directors;
•	service on other public company boards;
•	director resignation process;
•	committees of the Board of Directors and independence requirement of committee members;
•	meetings of independent directors;
•	performance review of the Board of Directors; and
•	director orientation and continuing education.

The Company’s Corporate Governance Guidelines are posted on the Company’s website at www.concho.com under “Investors — Corporate Governance — Committee Composition and Governance Documents.” The Company’s Corporate Governance Guidelines are reviewed at least annually and as necessary by the Company’s Nominating & Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

Director Independence

The Board of Directors assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the New York Stock Exchange (“NYSE”). After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and each director, as well as any significant charitable contributions the Company makes to organizations where its directors serve as board members or executive officers, the Board of Directors has affirmatively determined that the following directors have no material relationships with the Company and are independent as defined by the current listing standards of the NYSE: Ms. Helms and Messrs. Beal, Bridwell, Easter, Gray, Merriman, Puckett and Surma. In making its independence determinations, the Board of Directors took into account the relationships and recommendations of the Nominating & Governance Committee as described below, as well as the transactions discussed under “Related Person Transactions.”

Mr. Bridwell is considered to be an independent director due to the immaterial nature (both to the Company and to Mr. Bridwell personally) of his net pecuniary interest in the royalty payments that a partnership in which Mr. Bridwell is the general partner receives from the Company. Mr. Bridwell’s pecuniary interest in the partnership is limited to his 3.5% interest, as Mr. Bridwell is not compensated in any other way based on the performance or returns of the partnership. Mr. Bridwell is not involved in any direct decisions made by the Company regarding the associated leases or the drilling of wells for the minerals owned by the partnership, and his investment in the partnership dates back 20 years, long before the Company was formed.

Mr. Gray previously served as the Chairman and Chief Executive Officer of RSP prior to its acquisition by the Company. The Nominating & Governance Committee considered Mr. Gray’s service in these roles and made a determination that his relationship with RSP did not impair his independence.

Mr. Wright is not considered by the Board of Directors to be an independent director because of his recent employment as an executive officer of the Company.

Mr. Leach is not considered by the Board of Directors to be an independent director because of his current employment as an executive officer of the Company.

Board Leadership Structure, Designation of Lead Director and Executive Sessions

The Board does not have a formal policy addressing whether or not the roles of Chairman and Chief Executive Officer should be separate or combined, however the Board reviews this structure annually. The directors serving on the Board possess considerable professional and industry experience, significant experience as directors of both public and private companies and a unique knowledge of the challenges and opportunities that the Company faces. As such, the Board believes that it is in the best position to evaluate the needs of the Company and to determine how best to organize the Company’s leadership structure to meet those needs.

At present, the Board has chosen to combine the positions of Chairman and Chief Executive Officer. While the Board believes it is important to retain the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be separated or combined in one individual, the Board believes that Mr. Leach is the individual with the necessary experience, commitment and support of the other members of the Board to effectively carry out the role of Chairman.

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The Board believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives and clearer accountability for the Company’s success or failure. Moreover, the Board believes that combining the Chairman and Chief Executive Officer positions does not impede independent oversight of the Company, particularly given the designation of a Lead Director as discussed below. In addition, eight of the ten members of the Board are independent under NYSE listing standards.

The Board designated Mr. Puckett, an independent director, to serve as the Lead Director. In this capacity Mr. Puckett provides, in conjunction with the Chairman, leadership and guidance to the Board.

Lead Director Responsibilities

• Serves as chairman of executive sessions of the non-management directors.

• Leads the Board’s annual self-assessment process.

• Routinely liaises with non-management directors between regularly scheduled Board meetings, aggregating inputs for communication to executive management.

• Organizes and leads the Board’s evaluation of the Chief Executive Officer.

• Consults with the Chairman on the establishment of the agenda for each meeting of the Board, taking into account the suggestions of other directors.

Interested parties who wish to communicate with the Board, its committees, the Chairman, the Lead Director or any other individual director should follow the procedures described below under “Stockholder Communications.”

To facilitate candid discussion among the Company’s directors, the non-management directors meet in executive session in conjunction with each regular board meeting and as otherwise determined by the Lead Director. In addition, at least once a year, the non-management directors who are independent under NYSE listing standards meet in executive session in conjunction with a regular board meeting.

Board and Committee Evaluations

The Board is committed to continuous improvement and acknowledges the importance of a rigorous evaluation process to enhance Board performance and effectiveness. Led by the Nominating & Governance Committee and the Company’s Lead Director, the Board conducts a comprehensive annual evaluation of its performance and the performance of each of the Board’s committees. The Company’s Lead Director also engages one-on-one with each director on a regular basis.

Multi-Step Evaluation Process

1	Evaluation Questionnaires	• Directors complete an annual board self-evaluation with written questionnaires. • Each committee member also conducts an annual committee self-evaluation with written questionnaires.

2	Review Responses	• Lead Director collects and summarizes responses to the director questionnaires. • Committee chairmen collect and summarize responses to the committee evaluations.

3	Board and Committee Discussion

•  Nominating & Governance Committee reviews questionnaire responses and Lead Director then conducts annual performance evaluation with full Board in executive session.

•  Committee chairmen review results of annual self-evaluations in executive session and report results to the full Board.

4	Implement Feedback	• Responses are used to propose changes to policies, practices and procedures as applicable. • Feedback necessitating additional consideration is discussed at later Board or committee meetings.

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Evaluation Questionnaires

The Board and committee evaluations are designed to solicit input and perspective on various topics, including:

• board structure, size and composition, including director skills and experience;

• committee structure and allocation of responsibilities;

• frequency and conduct of meetings, including length and opportunity for director input and meaningful discussion;

• materials and information, including quality, timeliness and relevance;

• director orientation and education;

• director performance and preparation;

• access to management and internal and external experts, resources and support;

• key areas of focus for the board, including strategy, corporate governance, crisis management and material risks; and

• committee process, duties and functions and management support.

The Role of the Board in Risk Oversight

In the normal course of its business, the Company is exposed to a variety of risks, including market risks relating to changes in commodity prices and interest rates, technical risks affecting the Company’s resource base, competitor risks involving takeaway capacity and availability of resources and materials, evolving cybersecurity risks such as denial-of-service attacks, malicious software, data privacy breaches, cyber or phishing-attacks, ransomware and malware, political and regulatory risks, certain climate-related risks, and credit and investment risk. The Company has a comprehensive ERM process for identifying, assessing and managing risk. The Company’s executive officers attend regularly scheduled meetings of the Board, where they present to the Board on various strategic matters involving the Company’s operations and are available to address any questions or concerns raised by the Board on risk management or any other matters. The Board, as a whole and also at the committee level, oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company’s business opportunities and challenges, and monitors the development and management of risks that impact the Company’s strategic goals.

Board Committees
Audit	Health, Safety, Environment and Reserves	Nominating & Governance	Compensation
• provides oversight of financial reporting, audit, internal control risk and legal and regulatory compliance risk matters

•  provides oversight of (i) the risks related to the Company’s estimates of proved reserves of oil and natural gas and (ii) the Company’s approach to corporate responsibility, including review of HSE policies and programs, key HSE risks and corporate responsibility disclosures

•  provides oversight of corporate governance practices and assists the Board in implementing those practices as well as identifying individuals qualified to become members of the Board and advising the Board on Board and committee composition

• provides oversight of incentive compensation plans and policies and risks related to compensation

The Audit Committee assists the Board in fulfilling its oversight responsibilities by monitoring the effectiveness of the Company’s systems of financial reporting, auditing, internal controls and legal and regulatory compliance. In 2011, the Board established a Reserves Committee to assist the Board in its oversight of the risks related to the Company’s estimates of proved reserves of oil and natural gas. In 2018, the Board re-designated the Reserves Committee as the Health, Safety, Environment and Reserves Committee and expanded its scope to include oversight of the Company’s approach to corporate responsibility, including review of HSE policies and programs, key HSE risks and corporate responsibility disclosures. Additionally, to address risks related to the Company’s hedging program, a group consisting of the Company’s Chief Executive Officer, President, Chief Financial Officer and Chief Operating Officer, Mr. Easter, an independent director, and other members of management regularly review the Company’s hedging strategy and positions and make reports to the full Board.

The Nominating & Governance Committee advises the Board with respect to appropriate corporate governance practices and assists the Board in implementing those practices as well as considers any other corporate governance issues that arise from time to time. Additionally, the Nominating & Governance Committee reviews the Company’s Corporate Governance Guidelines at least annually and recommends any proposed changes to the Board for approval. The Compensation Committee considers the risks associated with the Company’s compensation policies and practices, with respect to both executive compensation

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and compensation generally. The Compensation Committee also reviews, approves and administers the agreements, plans, policies and programs of the Company to compensate the Company’s corporate officers and directors and reviews and approves the plans, policies and programs of the Company to compensate the Company’s non-executive employees.

Our Stockholder Engagement Program

The Company is committed to active engagement with our stockholders. The Company employs a year-round approach including proactive engagement as well as responsiveness to specific areas of focus. During 2019, members of senior management met with a cross-section of the Company’s stockholders representing approximately 75% of the Company’s outstanding shares. These meetings included a discussion of the Company’s plans, risk oversight, operations and strategy, and at times an overview of the Company’s practices on compensation, governance and environmental and social matters.

Stockholder Engagement	Management held meetings with stockholders representing approximately:
Concho’s commitment to stockholder engagement includes:

   A year-round, proactive engagement program

   Dedicated resources responsible for active engagement with stockholders throughout the year

   Engagement designed to address stockholder questions, provide perspectives on Company policies and collect stockholder feedback to be used as an important data point in evaluating the Company’s practices and disclosures

Proxy Access

Pursuant to the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”), a stockholder, or group of up to 20 stockholders, owning at least 3% of the Company’s outstanding shares that are entitled to vote generally in the election of directors continuously for at least three years, may nominate and include in the Company’s proxy materials director nominees not to exceed the greater of two directors or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements in the Bylaws.

Majority Voting for Directors

The Bylaws provide for the election of directors by a majority of the votes cast in the case of uncontested elections; however, the Company’s Corporate Governance Guidelines require any director who fails to receive the required number of votes for election or re-election to tender his or her resignation. In such event, the Nominating & Governance Committee would determine whether to accept such director’s resignation, subject to the Board’s final approval. The Company believes that this majority vote standard ensures accountability and the opportunity for a positive mandate from the Company’s stockholders.

Attendance at Annual Meetings

The Board encourages all directors to attend the annual meetings of stockholders, if practicable. All of the Company’s directors attended last year’s annual meeting.

Stockholder Communications

The Company’s stockholders and other interested persons may communicate with the Board, any committee of the Board, the Chairman of the Board, the Lead Director or any other individual director by sending communications to: Concho Resources Inc., One Concho Center, 600 West Illinois Avenue, Midland, Texas 79701, Attention: Senior Vice President, General Counsel and Corporate Secretary.

The envelope containing each communication should be marked “Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Company’s Senior Vice President, General Counsel and Corporate Secretary will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if the communication: (i) complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (ii) falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, the Company’s Senior Vice President, General Counsel and Corporate Secretary may forward the communication to the chairperson of the committee or executive officer to which the matter has been delegated. The acceptance by and forwarding of communication to the members of the

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Board, the Company’s Senior Vice President, General Counsel and Corporate Secretary or an executive officer does not imply or create any duty of any member of the Board, the Company’s Senior Vice President, General Counsel and Corporate Secretary or any executive officer to the person submitting the communication.

Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company’s policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, the Company’s policies or its Code of Business Conduct and Ethics.

Available Governance Materials

The following materials are available on the Company’s website at www.concho.com under “Investors — Corporate Governance — Committee Composition and Governance Documents”:

•	Charter of the Audit Committee of the Board;
•	Charter of the Compensation Committee of the Board;
•	Charter of the Nominating & Governance Committee of the Board;
•	Charter of the Health, Safety, Environment and Reserves Committee of the Board;
•	Code of Business Conduct and Ethics;
•	Financial Code of Ethics;
•	Corporate Governance Guidelines; and
•	Policies and Procedures Relating to Disclosures Required by Item 407 of Regulation S-K.

Stockholders may obtain a copy, free of charge, of each of these documents, as well as this proxy statement or the 2019 Annual Report and its financial statements and financial statement schedules, by sending a written request to Concho Resources Inc., One Concho Center, 600 West Illinois Avenue, Midland, Texas 79701, Attention: Senior Vice President, General Counsel and Corporate Secretary.

Board of Directors and Its Committees

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Health, Safety, Environment and Reserves Committee. A summary of committee membership is provided in the table on page 14 of this proxy statement. The Board held eight meetings, and its non-management directors met in executive session four times, during 2019. Each director attended more than 75% of the meetings of the Board of Directors and of the committees of the Board on which that director served.

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Audit Committee

Members

Steven L. Beal (chair)

Tucker S. Bridwell

Susan J. Helms

Mark B. Puckett

John P. Surma

Meetings in 2019: 6

The Board has determined that each of the members of the Audit Committee satisfies the standards of independence established under Securities and Exchange Commission (“SEC”) rules and regulations and the listing standards of the NYSE. The Board has further determined that each of the members of the Audit Committee is financially literate and that each of Messrs. Beal, Bridwell, Puckett and Surma is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Roles and Responsibilities

The Audit Committee has the authority to appoint, retain, compensate, evaluate and terminate the Company’s independent registered public accounting firm. The functions of the Audit Committee, which are discussed in detail in its charter, include the duty to assist the Board in fulfilling its oversight responsibilities regarding the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the effectiveness and performance of the Company’s internal audit function.

Among other things, the Audit Committee’s responsibilities include the following:

•   overseeing the Company’s accounting and financial reporting processes;

•   preparing the Audit Committee Report for inclusion in the Company’s proxy statement;

•   reviewing and approving, as appropriate, any related person transactions; and

•   overseeing any investigations into complaints concerning financial matters.

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Compensation Committee

Members

William H. Easter III (chair)

Gary A. Merriman

Mark B. Puckett

John P. Surma

Meetings in 2019: 8

The Board has determined that each of the members of the Compensation Committee satisfies the standards of independence established under the applicable SEC rules and regulations and the listing standards of the NYSE.

Roles and Responsibilities

The functions of the Compensation Committee, which are discussed in detail in its charter, include the duty to administer the Company’s agreements, plans, policies and programs regarding compensation of the Company’s executive officers and directors. The Compensation Committee is also responsible for preparing the Compensation Committee Report for inclusion in the Company’s proxy statement and for assisting the Company’s management in preparing the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement.

Meetings may, at the discretion of the Compensation Committee, include non-independent directors, members of the Company’s management, independent consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine to be necessary or appropriate. The Company’s Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of other executive officers and provides information to the Compensation Committee regarding the other executive officers’ performance; however, the Compensation Committee makes all final decisions regarding all executive officers’ compensation.

The Compensation Committee has the sole authority to retain, approve the fees payable to, amend the engagement with and terminate any compensation consultant to be used to assist in the evaluation of director and executive officer compensation. Beginning in 2011, the Compensation Committee engaged Meridian Compensation Partners (“Meridian”) as its independent consultant. Services Meridian may provide include apprising the Compensation Committee of compensation-related trends; developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of compensation; providing an evaluation of the competitiveness of the Company’s non-employee director and executive compensation and benefits programs; assessing the relationship between executive pay and performance; and advising on the design of the Company’s incentive compensation programs.

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Nominating & Governance Committee

Members

Mark B. Puckett (chair)

Steven L. Beal

William H. Easter III

John P. Surma

Meetings in 2019: 4

The Board has determined that each of the members of the Nominating & Governance Committee satisfies the standards of independence established under the listing standards of the NYSE.

Roles and Responsibilities

The functions of the Nominating & Governance Committee, which are discussed in detail in its charter, include the duty to assist the Board by evaluating potential new members of the Board, recommending committee members and structure and advising the Board of Directors about appropriate corporate governance practices. In identifying potential director candidates, the Nominating & Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and senior management. In addition, the Nominating & Governance Committee may from time to time engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third-party search firm will be paid a fee. The search firm may assist the Nominating & Governance Committee to identify candidates reflecting diversity, including regarding race, gender and specialized experience.

The Company’s Policies and Procedures Relating to Disclosures Required by Item 407 of Regulation S-K provide that in identifying, evaluating and recommending director nominees to the Board, the Nominating & Governance Committee shall identify persons who:

•   are selected on the basis of their business and professional experience and qualifications, including service on the boards of directors of other companies;

•   have demonstrated leadership in other companies or government, finance or accounting, higher education or other fields or who are able to provide the Company with relevant expertise, industry knowledge or marketing acumen;

•   possess the highest personal and professional ethics, integrity and values and are committed to the Company’s core values;

•   are willing to commit the required time to serve as a member of the Board and its committees; and

•   will represent all stockholders rather than special interest groups or any group of stockholders.

The Nominating & Governance Committee will consider all candidates recommended by any stockholder on the same basis as candidates recommended by the Board and other sources.

The Nominating & Governance Committee’s charter requires consideration of the diversity and optimal enhancement of the current mix of talent and experience on the Board. In that regard, the Nominating & Governance Committee endeavors to achieve an overall variety and mix of diversity in professional experiences, skills, perspective, race and gender among the Company’s directors. The effectiveness of this policy is assessed in connection with the Board’s annual evaluation. The Nominating & Governance Committee believes the current members of the Board reflect diverse experience in the oil and gas industry and accounting and investment analysis fields, among other areas, as well as demonstrated leadership experience. The Nominating & Governance Committee will continue to seek opportunities to enhance this diversity.

In determining whether to recommend a director for re-election to the Board of Directors, in accordance with such policies and procedures, the Nominating & Governance Committee considers the director’s:

•   past Board of Directors’ and committee meeting attendance and performance;

•   age and length of service on the Board;

•   personal and professional integrity, including commitment to the Company’s core values;

•   experience, skills and contributions to the Board; and

•   independence under applicable standards.

2020 PROXY STATEMENT	28

Health, Safety, Environment and Reserves Committee
Members Gary A. Merriman (chair) Tucker S. Bridwell Steven D. Gray Susan J. Helms E. Joseph Wright Meetings in 2019: 5

Roles and Responsibilities

In 2011, the Board established a Reserves Committee to assist the Board and Audit Committee with oversight of the preparation by independent petroleum engineers of annual reserve reports, special reserve reports and audits of the estimated amounts of the Company’s consolidated oil and natural gas reserves and related information.

In 2018, the Board re-designated the Reserves Committee as the Health, Safety, Environment and Reserves Committee and expanded its scope to include oversight of the Company’s approach to corporate responsibility, including review of HSE policies and programs, key HSE risks and corporate responsibility disclosures.

The Health, Safety, Environment and Reserves Committee oversees the annual review process of the Company’s oil and natural gas reserves and reviews the engineers’ independence from the Company annually. In addition, the Health, Safety, Environment and Reserves Committee reviews the Company’s annual disclosures of reserves and related oil and gas activities. The Health, Safety, Environment and Reserves Committee also oversees the Company’s efforts to identify, evaluate and monitor HSE trends, issues and concerns that could affect the Company’s performance, reputation and business activities, and periodically reviews the Company’s efforts in progressing the extraction of oil and natural gas consistent with prudent exploration and production industry practices as well as trends, issues and concerns regarding sustainable development.

2020 PROXY STATEMENT	29

COMPENSATION OF DIRECTORS

The Board of Directors believes that providing a compensation package at the market median is necessary to attract and retain qualified directors. The Board also believes that a significant portion of the total compensation package should be equity-based to align the interests of the Company’s directors and stockholders. The Board reviews the Company’s director compensation program each year with the assistance of a compensation consultant, taking into consideration the director compensation practices and levels of our peer group. Mr. Leach, the Company’s Chief Executive Officer, received no additional compensation for his service on the Board in 2019.

The elements of compensation for the Company’s non-employee directors during the year ended December 31, 2019, were:

•	an annual retainer fee of $90,000;
•

annual retainer fees of $25,000, $20,000, $15,000, $15,000 and $25,000, respectively, to the chairmen of the Audit Committee, Compensation Committee, Nominating & Governance Committee and Health, Safety, Environment and Reserves Committee and the Lead Director;

•

in the event a director attends more than 25 total Board of Directors and committee (on which the director serves) meetings in one calendar year, he or she will receive an attendance fee of $1,500 for each subsequent Board of Directors meeting and each subsequent committee (on which the director serves) meeting attended after the 25th meeting for Board of Directors’ and committee meetings; and

•

annual equity grants of restricted stock to each director having a value of approximately $200,000 (based on the average of the high and low market-quoted sales price of the Company’s common stock on the date of grant).

For 2019 awards, the time-based vesting restrictions on annual restricted stock grants to directors lapsed on January 2, 2020. All retainer and attendance fees are paid quarterly in cash to directors. Retainer fees and the annual equity grant to Mr. Wright were pro-rated to reflect that he received no additional compensation for his service on the Board until he retired as an officer of the Company on January 5, 2019.

Additionally, each director is reimbursed for (i) travel and miscellaneous expenses to attend meetings and activities of the Board or its committees; (ii) travel and miscellaneous expenses related to such director’s participation in the Company’s general education and orientation program for directors, including outside programs; and (iii) travel and miscellaneous expenses for each director’s spouse who accompanies a director to attend meetings and activities of the Board or its committees.

The table below summarizes compensation paid by the Company to its non-employee directors during 2019:

Name(1)	Fees Earned or Paid in Cash(2)	Stock Award(3) (4)	All Other Compensation(5)	Total
Steven L. Beal	$115,000	$201,735	–	$316,735
Tucker S. Bridwell	$90,000	$201,735	–	$291,735
William H. Easter III	$110,000	$201,735	–	$311,735
Steven D. Gray	$90,000	$201,735	–	$291,735
Susan J. Helms	$90,000	$201,735	–	$291,735
Gary A. Merriman	$105,000	$201,735	–	$306,735
Mark B. Puckett	$131,500	$201,735	–	$333,235
John P. Surma	$91,500	$201,735	–	$293,235
E. Joseph Wright	$90,000	$218,648	$15,815	$324,463

(1)

Mr. Leach is not included because, as an executive officer of the Company, he received no additional compensation for serving on the Board of Directors in 2019; please see the Summary Compensation Table below for further details on the compensation that Mr. Leach received for his service to the Company during 2019. Mr. Wright served as an officer of the Company until his retirement on January 5, 2019 and received pro-rated annual retainer fees and a pro-rated annual equity grant.

(2)

The amounts in this column represent the fees earned by the directors during 2019. Fees earned during the fourth quarter of each year are paid during the first quarter of the next year. During the fourth quarter of 2018, Ms. Helms and Messrs. Beal, Bridwell, Easter, Gray, Merriman, Puckett and Surma earned $22,500, $28,750, $22,500, $30,500, $22,500, $26,250, $32,500 and $22,500, respectively, which amounts were paid during the first quarter of 2019 and not included in the table above.

(3)

The amounts in this column represent the grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for awards granted in 2019 disregarding any estimate of forfeitures. The Company values its restricted stock awards based on the average of the high and low market-quoted sales price of the Company’s common stock on the grant date of the award. Additional detail regarding the Company’s share-based awards is included in Note 7 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

2020 PROXY STATEMENT	30

(4)

Aggregate director stock awards for which restrictions had not lapsed as of December 31, 2019, totaled 1,948 shares each for Ms. Helms and Messrs. Beal, Bridwell, Easter, Gray, Merriman, Puckett and Surma and 1,921 shares for Mr. Wright. Restrictions on these shares lapsed on January 2, 2020.

(5)

The amounts reported for 2019 in the “All Other Compensation” column consist of $15,815 for the cost of financial and benefits counseling services provided by The Ayco Company, L.P. (“Ayco”) to Mr. Wright pursuant to the Retirement Agreement that the Company entered into with Mr. Wright in May 2017.

After a review of the Company’s director compensation program for 2020, the Company decreased the amount of the annual equity grants of restricted stock to each director to a value of approximately $180,000 (based on the average of the high and low market-quoted sales price of the Company’s common stock on the date of grant) to align with the 10% reduction to our named executive officers’ 2020 long-term incentive grants.

Director Stock Ownership Guidelines

Non-employee directors of the Company are expected to own shares of the Company’s common stock having a market value of at least 5x the annual cash retainer and are expected to meet these guidelines within five years of becoming a director. The Company’s director stock ownership guidelines are designed to increase a director’s equity stake in the Company and to align the director’s interests more closely with those of the Company’s stockholders. As of December 31, 2019, all directors were in compliance with the stock ownership guidelines.

2020 PROXY STATEMENT	31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock by the following:

•	each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock;
•	each named executive officer of the Company;
•	each director of the Company; and
•	all directors and executive officers as a group.

Unless otherwise noted, the mailing address of each person or entity named below is One Concho Center, 600 West Illinois Avenue, Midland, Texas 79701.

Name of Beneficial Owner or Identity of Group	Number of Shares(1)	Percentage of Class(2)
5% Stockholders:
Capital Research Global Investors(3)	24,583,880	12.5%
T. Rowe Price Associates, Inc.(4)	24,357,067	12.4%
The Vanguard Group(5)	22,529,333	11.5%
BlackRock, Inc.(6)	14,092,716	7.2%
Capital International Investors(7)	11,827,582	6.0%
Dodge & Cox(8)	10,562,515	5.4%
State Street Corp.(9)	10,166,081	5.2%
Executive Officers and Directors:
Timothy A. Leach(10)(11)(12)	813,005	*
Jack F. Harper(10)(13)	185,657	*
C. William Giraud(10)(14)	175,385	*
Travis L. Counts(10)(15)	48,356	*
Brenda R. Schroer(10)(16)	43,553	*
Steven L. Beal(10)(17)(18)	136,502	*
Tucker S. Bridwell(10)(17)(19)	126,392	*
William H. Easter III(10)(17)(20)	41,837	*
Steven D. Gray(10)(17)(21)	248,953	*
Susan J. Helms(10)(17)	7,227	*
Gary A. Merriman(10)(17)	23,817	*
Mark B. Puckett(10)(17)	34,573	*
John P. Surma(10)(17)	14,937	*
E. Joseph Wright(10)(17)	89,347	*
All Directors and Executive Officers as a group (20 persons)(10)(12)(18)(19)(20)(21)(22)	2,222,088	1.1%

*	Represents less than 1.0 percent.

(1)

Unless otherwise indicated, each stockholder has sole voting and investment power with respect to all shares of common stock indicated as being beneficially owned by such stockholder. In all instances where ownership of unvested restricted stock is reported below, the individual has the sole power to vote such shares but no investment power.

(2)	Based upon an aggregate of 196,706,932 shares outstanding as of February 28, 2020.

(3)

According to Amendment No. 5 to a Schedule 13G, dated February 13, 2020, and filed with the SEC by Capital Research Global Investors on February 14, 2020, it has sole voting power over 24,583,299 of these shares, no voting power over the remainder of these shares and sole dispositive power over all of these shares. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071.

2020 PROXY STATEMENT	32

(4)

According to Amendment No. 2 to a Schedule 13G, dated February 14, 2020, and filed with the SEC by T. Rowe Price Associates, Inc. on February 14, 2020, it has sole voting power over 9,746,038 of these shares, no voting power over the remainder of these shares and sole dispositive power over all of these shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)

According to Amendment No. 7 to a Schedule 13G, dated February 10, 2020, and filed with the SEC by The Vanguard Group on February 12, 2020, it has sole voting power over 292,439 of these shares, shared voting power over 54,451 of these shares, shared dispositive power over 333,934 of these shares and sole dispositive power over 22,195,399 of these shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)

According to Amendment No. 6 to a Schedule 13G, dated February 4, 2020, and filed with the SEC by BlackRock, Inc. on February 5, 2020, it has sole voting power over 12,348,595 of these shares, no voting power over the remainder of these shares and sole dispositive power over all of these shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(7)

According to a Schedule 13G, dated February 14, 2020, and filed with the SEC by Capital International Investors on February 14, 2020, it has sole voting power over 11,547,487 of these shares, no voting power over the remainder of these shares and sole dispositive power over all of these shares. The address of Capital International Investors is 11100 Santa Monica Boulevard, 16th Floor, Los Angeles, California 90025.

(8)

According to a Schedule 13G, dated February 13, 2020, and filed with the SEC by Dodge & Cox on February 13, 2020, it has sole voting power over 10,033,015 of these shares, no voting power over the remainder of these shares and sole dispositive power over all of these shares. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, California 94104.

(9)

According to a Schedule 13G filed with the SEC by State Street Corporation on February 14, 2020, it has shared voting power over 9,331,927 of these shares and shared dispositive power over 10,164,181 of these shares. The address of State Street Corporation is One Lincoln Street, Boston, Massachusetts 02111.

(10)	Executive officer or director of the Company.

(11)	Includes 61,992 shares of unvested restricted stock.

(12)

Includes 321,156 shares owned directly by a partnership, of which Mr. Leach is the manager of its general partner. Mr. Leach disclaims beneficial ownership of these shares of common stock, except to the extent of his pecuniary interest therein.

(13)	Includes 57,782 shares of unvested restricted stock.

(14)	Includes 60,908 shares of unvested restricted stock.

(15)	Includes 23,345 shares of unvested restricted stock.

(16)	Includes 20,302 shares of unvested restricted stock.

(17)	Includes 2,090 shares of unvested restricted stock.

(18)	Includes 66,666 shares owned directly by a partnership, of which Mr. Beal is the manager of its general partner.

(19)

Includes 1,537 shares owned by Mansefeldt Investment Corporation and 73,000 shares owned by the Dian Graves Owen Foundation. Mr. Bridwell disclaims beneficial ownership of all securities owned by Mansefeldt Investment Corporation and the Dian Graves Owen Foundation. Also includes 5,000 shares owned directly by a partnership, of which Mr. Bridwell is the manager of its general partner. Mr. Bridwell disclaims beneficial ownership of these shares of common stock, except to the extent of his pecuniary interest therein. Also includes 1,000 shares owned by a company controlled by Mr. Bridwell.

(20)	Includes 39,747 shares that Mr. Easter holds indirectly through a trust with his spouse.

(21)	Includes 67,824 shares that are held by a trust for the benefit of Mr. Gray’s children and for which Mr. Gray serves as the sole trustee.

(22)	Includes an aggregate 328,979 shares of unvested restricted stock owned by all directors and executive officers of the Company as of February 28, 2020.

DELINQUENT SECTION 16(a) REPORTS

The Section 16 officers and directors of the Company and persons who own more than 10% of the Company’s common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2019 except as follows: on January 6, 2020, Jacob Gobar, the Company’s Vice President and Chief Accounting Officer, filed a Form 4 that included tax withholdings made in connection with two prior restricted stock vesting events; and on February 21, 2020, Clay Bateman, the Company’s Senior Vice President of Assets, filed an amended Form 4 that included shares of Company common stock acquired as part of dividend reinvestments in his personal brokerage account.

2020 PROXY STATEMENT	33

RELATED PERSON TRANSACTIONS

The Board of Directors has determined that the Audit Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company’s proxy statement, and make a determination regarding the initial authorization or ratification of any such transaction.

The Audit Committee is charged with reviewing the material facts of all related person transactions and either approving or disapproving of the Company’s participation in such transactions under the Company’s Related Persons Transaction Policy adopted by the Board (“RPT Policy”) on July 30, 2019, which pre-approves certain related person transactions, including:

•	any employment of an executive officer if his or her compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;

•	director compensation which is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K; and

•

any transaction with an entity in which the related person’s only relationship is as a director or manager (other than sole director or manager) or beneficial owner of less than 10% of the entity’s equity, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the entity’s annual revenues.

The Audit Committee Chairman may approve any related person transaction in which the aggregate amount involved is expected to be less than $120,000. A summary of such approved transactions and each new related person transaction deemed pre-approved under the RPT Policy is provided to the Audit Committee for its review. The Audit Committee has the authority to modify the RPT Policy regarding pre-approved transactions or to impose conditions upon the ability of the Company to participate in any related person transaction.

There have been no related person transactions since the beginning of 2019 which were required to be reported in “Related Person Transactions” where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

Royalty Payment

The Company is a lessee of certain mineral interests from a partnership in which Mr. Bridwell, one of the Company’s directors, is the general partner and in which he holds a 3.5% interest. The Company paid royalties to the partnership of approximately $6.9 million during 2019, of which Mr. Bridwell’s net pecuniary interest is approximately $243,000.

Oil and Gas Lease

Over the past few years, the Company has entered into oil and gas leases with Davis Partners, Ltd. Since the beginning of 2019, the total payments made in connection with these leases were approximately $1,660,000 and the total payments received in connection with these leases were approximately $2,884,000. Mr. Harper’s wife and her family hold a controlling interest in Davis Partners, Ltd.

Non-Operated Interests

Mr. Harper has an ownership interest in Hedloc Investment Co., LP. Hedloc Investment Co., LP owns non-operated interests in certain oil and natural gas properties that the Company operates. During the Company’s fiscal year ended December 31, 2019, Hedloc Investment Co., LP received approximately $349,000 in oil and gas revenues related to such interests.

Company Vendor

Mr. Giraud’s father-in-law currently serves as General Counsel of ProPetro Holding Corp. During 2019, the Company engaged ProPetro Services, Inc., a wholly-owned subsidiary of ProPetro Holding Corp., in connection with its oil and gas exploration, development and production activities. During the Company’s fiscal year ended December 31, 2019, ProPetro Services, Inc. received approximately $11 million in revenues related to such activities.

2020 PROXY STATEMENT	34

Proposal	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020. Grant Thornton LLP has audited the Company’s and its predecessors’ financial statements since 2004. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2019, was completed by Grant Thornton LLP on February 19, 2020.

The Board of Directors is submitting the selection of Grant Thornton LLP for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Grant Thornton LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s independent registered public accounting firm for the year ending December 31, 2020. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of Grant Thornton LLP does not limit the authority of the Audit Committee to change the Company’s independent registered public accounting firm at any time.

The table below sets forth the aggregate fees and expenses billed by Grant Thornton LLP for the last two fiscal years:

	2019	2018
Audit Audit fees were for professional services rendered for the audits of the Company’s annual consolidated financial statements included in its Annual Report on Form 10-K, review of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q and review of the Company’s other filings with the SEC, including related comfort letters, consents and other research work necessary to comply with generally accepted auditing standards for the years ended December 31, 2019 and 2018.	$1,910,437	$2,345,926
TOTAL	$1,910,437	$2,345,926

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the Company’s independent registered public accounting firm’s fees for audit, audit-related, tax and other services. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and are presented to the Audit Committee at a subsequent meeting. For the year ended December 31, 2019, the Audit Committee approved 100% of the services described above.

Our Board unanimously recommends that

stockholders vote “FOR” the ratification of the

selection of Grant Thornton LLP as the independent

registered public accounting firm of the Company for

the year ending December 31, 2020.

2020 PROXY STATEMENT	35

Audit Committee Report

The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

As described more fully in its charter, the Audit Committee’s principal functions include (i) annually reviewing and reassessing its performance and the adequacy of its charter; (ii) pre-approving audit or non-audit services proposed to be rendered by the Company’s independent registered public accounting firm; (iii) annually reviewing the qualifications, experience and independence of the independent registered public accounting firm’s senior personnel who are providing services to the Company; (iv) reviewing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements, earnings press releases and financial information and earnings guidance; (v) reviewing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures; (vi) reviewing significant changes to the Company’s auditing and accounting principles and practices; (vii) reviewing the independent registered public accounting firm’s internal quality-control procedures and the procedures for the Company’s financial reporting processes; (viii) assisting the Board of Directors in monitoring compliance with legal and regulatory requirements and (ix) reviewing the effectiveness and performance of the Company’s internal audit function. While the Audit Committee has the responsibilities and powers set forth in its charter, and the Company’s management and the independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

In performing its oversight role, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission. The Audit Committee has received the written disclosures and the written statement from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence. The Audit Committee also considers, in years where there has been a provision of non-audit services, whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm’s independence.

Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2019, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 19, 2020. The Audit Committee also selected Grant Thornton LLP as the Company’s independent registered public accounting firm for 2020.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by the Company’s management and independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that (i) the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, (ii) the Company’s financial statements are presented in accordance with generally accepted accounting principles, or (iii) Grant Thornton LLP is in fact independent.

The Audit Committee

Steven L. Beal (Chairman) Tucker S. Bridwell Susan J. Helms	Mark B. Puckett John P. Surma

2020 PROXY STATEMENT	36

Proposal	ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Executive compensation is an important matter to the Company, the Board of Directors, the Compensation Committee and the Company’s stockholders. As required pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is asking its stockholders to vote, on a non-binding advisory basis, on a resolution approving the compensation of the Company’s named executive officers as disclosed under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Compensation of Named Executive Officers” contained in this proxy statement.

The Compensation Committee continuously reviews, evaluates and updates the Company’s executive compensation programs to ensure that the Company provides rewards for individual performance, team achievements and corporate results and encourages an ownership mentality among the Company’s executives and other key employees. The success of the Company and its ability to maximize stockholder value is dependent on its ability to attract, retain and motivate the best available talent in the energy industry. As such, the Compensation Committee views the Company’s most important asset, its people, as an investment rather than an expense. Consequently, the Compensation Committee has developed overarching objectives for its executive compensation program, which are as follows:

•	attract, retain and motivate the best available talent in the energy industry;
•	align the interests of the Company’s executive officers with those of its stockholders; and
•	pay for performance, whereby an executive officer’s total compensation opportunity will be heavily influenced by the Company’s performance, as well as the executive officer’s individual performance.

To accomplish these objectives, the Company provides what it believes is a competitive total compensation package to the Company’s executive officers through a combination of base salary, performance-based annual cash incentive awards, long-term equity incentive compensation and broad-based benefit programs.

The Board of Directors requests the support of the Company’s stockholders for the compensation of the Company’s named executive officers as disclosed in this proxy statement. This advisory vote to approve the compensation of the Company’s named executive officers gives its stockholders the opportunity to make their opinions known about the Company’s executive compensation programs. As the Company seeks to align the Company’s executive compensation programs with the interests of its stockholders while continuing to retain key talented executives that drive the Company’s success, it asks that its stockholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement. Accordingly, for the reasons discussed above, the Board of Directors recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy and policies and the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Compensation of Named Executive Officers” contained in the proxy statement.”

This vote to approve the compensation of the Company’s named executive officers is only advisory and not binding on the Company, the Board of Directors or the Compensation Committee. Although the outcome of this advisory vote on the compensation of the Company’s named executive officers is non-binding, the Compensation Committee and the Board of Directors will review and consider the outcome of this vote when making future compensation decisions for the Company’s named executive officers.

Our Board has currently adopted a policy of holding annual advisory votes to approve our executive compensation programs and thus, after our 2020 Annual Meeting, our next advisory vote to approve the compensation of the Company’s named executive officers is expected to occur at our 2021 annual meeting of stockholders.

Our Board recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.

2020 PROXY STATEMENT	37

EXECUTIVE OFFICERS

The following provides summary information regarding the experiences of the Company’s current executive officers.

Timothy A. Leach, age 60, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since February 2006. Mr. Leach was also the President of the Company from July 2009 to May 2017. Prior to joining the Company, Mr. Leach was the Chairman of the Board of Directors and Chief Executive Officer of two private companies, and employed by Parker & Parsley Petroleum Company (now Pioneer Natural Resources) in a variety of capacities, including serving as Executive Vice President and as a member of its Executive Committee. He is a graduate of Texas A&M University with a Bachelor of Science degree in Petroleum Engineering. Mr. Leach was appointed to the Texas A&M University System Board of Regents by Governor Greg Abbott in 2017.

Jack F. Harper, age 48, has been the President of the Company since May 2017. From May 2016 to January 2019, Mr. Harper also served as the Company’s Chief Financial Officer. From May 2016 to May 2017, Mr. Harper was also the Executive Vice President of the Company. From May 2016 to August 2016, Mr. Harper was also the Treasurer of the Company. From January 2013 until March 2014, Mr. Harper was primarily involved in private investments at Hedloc Investment GP, LLC, the general partner of Hedloc Investment Company, LP. From 2006 to 2013, Mr. Harper served in a variety of capacities at the Company, including serving as the Company’s Senior Vice President and Chief of Staff, Vice President — Business Development and Capital Markets and Director of Investor Relations and Business Development of the Company. Prior to joining the Company in 2006, Mr. Harper was employed by Unocal Corporation as Manager of Planning and Evaluation and Manager of Business Development, by Pure Resources, Inc. in various capacities, including in his last position as Vice President, Finance and Investor Relations, and by Tom Brown, where his last position was Vice President, Investor Relations, Corporate Development and Treasurer. He is a graduate of Baylor University with a Bachelor of Business Administration degree in Finance.

C. William Giraud, age 40, has been the Executive Vice President and Chief Operating Officer of the Company since January 2019. Mr. Giraud was Executive Vice President of the Company from May 2017 to January 2019. Mr. Giraud was the Executive Vice President, Chief Commercial Officer and Corporate Secretary of the Company from November 2013 to May 2017. Mr. Giraud was the Senior Vice President, Chief Commercial Officer and Corporate Secretary of the Company from May 2013 to November 2013. Mr. Giraud was the Senior Vice President, General Counsel and Corporate Secretary of the Company from October 2010 to May 2013. Mr. Giraud was the Vice President — General Counsel and Corporate Secretary of the Company from November 2009 to October 2010. He is a graduate of Wake Forest University with a Bachelor of Arts degree in Economics and a graduate of the University of Texas School of Law with a Doctor of Jurisprudence degree.

Clay Bateman, age 57, has been the Senior Vice President of Assets of the Company since January 2019. Mr. Bateman previously served as the Vice President of Delaware Basin of the Company from July 2018 to January 2019. Mr. Bateman also served as the Vice President of New Mexico of the Company from November 2015 to July 2018 and as the Vice President of Texas of the Company from November 2013 to November 2015. Prior to joining the Company in 2008, Mr. Bateman worked at Encore Acquisition Company as Senior Operations Engineer and at Burlington Resources in various engineering and operations capacities. Mr. Bateman holds a Bachelor of Science in Petroleum Engineering from the University of Texas.

Gayle Burleson, age 54, has been the Senior Vice President of Business Development and Land of the Company since January 2019. She previously served as the Senior Vice President of Business Development of the Company from May 2017 to January 2019, as the Vice President of Business Development of the Company from November 2015 to May 2017 and as the Vice President of New Mexico from April 2012 to November 2015. Prior to joining the Company in 2006, Ms. Burleson served in various engineering and operations capacities at BTA Oil Producers, Mobil Oil Corporation, Parker & Parsley Petroleum Company, and Exxon Corporation. Ms. Burleson is a graduate of Texas Tech University with a Bachelor of Science in Chemical Engineering.

2020 PROXY STATEMENT	38

Keith Corbett, age 49, has been the Senior Vice President of Corporate Engineering and Planning of the Company since January 2019. Mr. Corbett previously served as the Vice President of Midland Basin of the Company from July 2018 to January 2019. Mr. Corbett also served as the Vice President of Texas of the Company from November 2015 to July 2018. Mr. Corbett has also served as New Mexico Basin Asset Manager of the Company from August 2012 to November 2015. Prior to joining the Company in 2005, Mr. Corbett held drilling, reservoir and production engineering positions at Pennzoil Company (later Devon Energy Corporation) and Stallion Energy Inc. Mr. Corbett is a graduate of Texas A&M University with a Bachelor of Science in Petroleum Engineering.

Travis L. Counts, age 42, has been the Senior Vice President, General Counsel and Corporate Secretary of the Company since May 2017. Mr. Counts was previously the Vice President and General Counsel of the Company from May 2013 to May 2017. Mr. Counts was also the Assistant Secretary of the Company from November 2015 to May 2017. Before joining the Company, Mr. Counts served as Vice President, Legal and Deputy General Counsel of Halcón Resources Corporation and as Associate General Counsel – Corporate of Petrohawk Energy Corporation. Prior to joining Petrohawk, Mr. Counts practiced at the Hinkle Elkouri Law Firm L.L.C., where he ultimately became a member. Mr. Counts holds a Bachelor of Arts from Vanderbilt University and a Doctor of Jurisprudence from Tulane University School of Law.

Scott Kidwell, age 52, has been the Senior Vice President of Administration of the Company since January 2019. Mr. Kidwell previously served as the Vice President of Government and Regulatory Affairs of the Company from May 2017 to January 2019 and as the Vice President of Government and Public Affairs of the Company from February 2015 to May 2017. Mr. Kidwell has also served as the Director of Government and Public Affairs of the Company from December 2013 to February 2015. Prior to joining the Company in 2011, Mr. Kidwell was a shareholder at Lynch, Chappell & Alsup PC. Mr. Kidwell holds a Bachelor of Business Administration from Texas Tech University and a Juris Doctor from Texas Tech University School of Law.

Erick Nelson, age 58, has been the Senior Vice President of Operations and Production of the Company since May 2017. Mr. Nelson previously served as the Vice President of Operations and Production of the Company from April 2012 to May 2017. Prior to joining the Company in 2004, Mr. Nelson served in various operations engineering positions at Concho Oil and Gas Corp. from 2001 until its sale in 2004. Mr. Nelson also served as an operations engineer for Concho Resources Inc., a predecessor company to the Company from 2000 until its sale in 2001. Mr. Nelson began his career working at Mewbourne Oil Company as an operations engineer from 1984 to 1995. Mr. Nelson holds a Bachelor of Science in Petroleum Engineering from Texas Tech University.

Brenda R. Schroer, age 44, has been the Senior Vice President, Chief Financial Officer and Treasurer of the Company since January 2019. Ms. Schroer previously served as the Senior Vice President, Chief Accounting Officer and Treasurer of the Company from May 2017 to January 2019. Ms. Schroer joined the Company as Vice President and Chief Accounting Officer in 2013 and was appointed Treasurer in 2016. Prior to joining the Company, Ms. Schroer was with Ernst & Young LLP since 1999. Her most recent position was Americas Oil & Gas Sector Resident within the national audit practice. Ms. Schroer received a Bachelor of Business Administration in Accounting from West Texas A&M University and a Master of Science in Accounting from Texas A&M University. Ms. Schroer is a certified public accountant in the state of Texas.

2020 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

•	Executive Summary
•	Compensation Best Practices
•	Compensation Philosophy and Process
•	2019 Compensation Decisions
•	2020 Compensation Program Design
•	Other Compensation Practices and Policies

Executive Summary

The Company’s executive compensation program is designed to reward the leadership team for delivering results against its long-term objectives, which is how the Company creates value for its stockholders. The program’s design supports the Company’s strategy and aligns the interests of the Company’s executive team and stockholders by linking pay to a balance of financial, operational and other key performance metrics over the short and long-term. Awards are made using a mix of fixed and variable components with different time horizons and payout forms (cash and stock) to reward annual and sustained performance over the long-term while discouraging imprudent risk taking. At the 2019 annual stockholders’ meeting, stockholders approved the compensation of the Company’s named executive officers, with more than 97% of votes cast in favor.

2019 Operational and Financial Performance

Over the past five years, the U.S. energy industry has changed dramatically. Challenged by persistently low oil and natural gas prices, the industry has shifted its focus to improving well productivity and costs, which has effectively pushed U.S. shale lower on the cost curve. The Permian Basin, a prolific oil and natural gas producing region with multi-zone development potential, benefited the most from drilling and completion efficiencies. The Permian Basin’s production has subsequently increased dramatically — from approximately 1.6 million barrels of oil per day (Bopd) in 2014 to more than 4.7 million Bopd at year-end 2019. Our operations focus solely on the Permian Basin where we have assembled a leading position in each of the Delaware and Midland sub-basins.

In the last three months of 2018, oil prices declined by more than 35%, reinforcing our focus on disciplined investment and preserving a strong balance sheet. During 2019, we executed a $3 billion capital program and made significant progress towards key priorities, which include improving capital efficiency, reducing our cost structure and actively managing our portfolio. As a result, the operational and financial performance of the Company strengthened across the year, but not with the consistency that management sets for itself or that our stakeholders expect from us.

Operational and financial performance highlights for 2019 are included below.

Improving Cost Structure

Controllable Costs(1) ($ per Boe)

(1)

Controllable costs include oil and natural gas production expenses (consisting of lease operating and workover expenses), general and administrative expenses (excluding non-cash stock-based compensation) and interest expense.

2020 PROXY STATEMENT	40

Capital Efficiency	• We reduced well costs substantially in 2019, with our average DC&E cost per foot totaling $999 in 2019, representing an 18% reduction from 2018.

Margin Expansion

•   On an annual basis, we reduced controllable costs, which includes oil and natural gas production expenses (consisting of lease operating and workover expenses), general and administrative expenses (excluding non-cash stock-based compensation) and interest expenses, by 7%. Additionally, we established a $9.00 per Boe controllable cost target by year-end 2020, which we achieved one year early with controllable costs totaling $8.43 in the fourth quarter of 2019.

Sustainable Growth	• We executed a $3 billion capital program, driving a 25% increase in oil production volumes.

Portfolio Management	• Our asset sale proceeds totaled approximately $1.3 billion in 2019 as we continued to actively manage our portfolio.

Financial Strength

•   During the year, we set a debt reduction target of $500 to $750 million, which we achieved at year-end. We have a strong balance sheet, with investment grade ratings and a prudent debt-to-adjusted EBITDAX ratio.[1]

Shareholder Returns

•   In 2019, Concho paid $100 million in dividends. In the first quarter of 2020, we announced a 60% increase to the quarterly dividend.

•   The Board authorized the initiation of a $1.5 billion share repurchase program in the fourth quarter of 2019. During the fourth quarter of 2019, we repurchased $250 million of shares.

Looking Forward

Concho is in a strong position to deliver sustainable, competitive growth and superior returns for investors. In February 2020, the Company announced a $2.6 to $2.8 billion capital program for 2020, which at the midpoint represents a 10% reduction in spending levels versus 2019. The program will focus on high-return development opportunities and is expected to deliver 10% to 12% annual oil production growth pro forma for the Company’s New Mexico Shelf divestiture. Competitive oil growth and an improving cost structure drives strong free cash flow2 generation, which the Company estimates to be $350 million to $750 million at $50 per barrel and $60 per barrel WTI oil prices, respectively.

(1)

The Company defines adjusted EBITDAX as net income (loss), plus (1) exploration and abandonments expense, (2) depreciation, depletion and amortization expense, (3) accretion of discount on asset retirement obligations expense, (4) non-cash stock-based compensation expense, (5) (gain) loss on derivatives, (6) net cash receipts from (payments on) derivatives, (7) (gain) loss on disposition of assets, net, (8) impairments of goodwill, (9) impairments of long-lived assets, (10) interest expense, (11) loss on extinguishment of debt, (12) gain on equity method investment distribution, (13) RSP transaction costs and (14) income tax expense (benefit). Adjusted EBITDAX is not a measure of net income (loss) or cash flows as determined by GAAP.

(2)

Free cash flow is a non-GAAP term that the Company defines as cash flow provided by operating activities before changes in working capital in excess of exploration and development costs incurred. The Company believes that free cash flow is useful to investors as it provides measures to compare cash provided by operating activities and exploration and development costs across periods on a consistent basis. For future periods, the Company is unable to provide a reconciliation of free cash flow to the most comparable GAAP financial measure because the information needed to reconcile this measure is dependent on future events, many of which are outside management’s control. Additionally, estimating free cash flow to provide a meaningful reconciliation consistent with the Company’s accounting policies for future periods is extremely difficult and requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking estimates of free cash flow are estimated in a manner consistent with the relevant definitions and assumptions noted above and herein.

2020 PROXY STATEMENT	41

Executive Compensation Program

The key features of the Company’s executive compensation program for the Company’s Chairman and Chief Executive Officer, Senior Vice President, Chief Financial Officer and Treasurer and the three most highly compensated executive officers for 2019 other than the two foregoing officers (“named executive officers” or “NEOs”) are outlined in this section:

Name	Title
Timothy A. Leach	Chairman of the Board and Chief Executive Officer
Jack F. Harper	President
C. William Giraud	Executive Vice President and Chief Operating Officer
Travis L. Counts	Senior Vice President, General Counsel and Corporate Secretary
Brenda R. Schroer	Senior Vice President, Chief Financial Officer and Treasurer

Objectives and Elements of the Company’s 2019 Total Compensation

The Company compensates its executive management using a mix of base salary, annual performance bonus and equity grants, with the following objectives:

•	attracting, retaining and motivating key executive officers critical to long-term success;
•	compensating those executive officers fairly and competitively for their responsibilities and accomplishments;
•	aligning management’s incentives with the long-term interests of the Company’s stockholders; and
•	paying for performance, both on a Company and individual basis.

The Company’s executive officer compensation program for 2019 was comprised of the following four components: base salaries, performance-based annual cash incentive awards, long-term equity incentive grants (time-based and performance-based) and a broad-based benefits program. The Compensation Committee determined the appropriate level for each compensation component during 2019 based on the Company’s recruiting and retention goals, its view of internal pay parity and consistency, peer group data and overall Company and individual performance. A significant majority of each executive’s compensation is considered variable and at risk to further align with stockholder interests.

The illustration below shows how the target total direct compensation of the Company’s named executive officers was apportioned among base salary, annual cash incentives and long-term equity incentives for 2019.

CEO

Other NEOs (Average)

(1)	Does not include the one-time succession equity awards that were made to Messrs. Harper and Giraud in 2019.

As in previous years, the Compensation Committee, with the assistance of the Company’s independent compensation consultant, reviewed the compensation practices of the Company’s peer group and took actions in 2019 to align the Company’s compensation levels with those of the industry and with the Company’s long-term objectives. The Compensation Committee also considered the results of the advisory “say-on-pay” vote at the most recent annual stockholders meeting, in which the compensation of the named executive officers was approved by approximately 97% of stockholders voting. The Company’s key executive compensation decisions for 2019 are summarized below.

2020 PROXY STATEMENT	42

Key Compensation Decisions for 2019

•

Consistent with the expansion of responsibilities for Jack F. Harper as President and C. William Giraud as Executive Vice President and Chief Operating Officer, they were each awarded one-time succession equity awards consisting of a mix of time-based restricted stock and performance units that are eligible to be earned over a ten-year period following the date of grant to incentivize retention and sustained, long-term performance

•

Adopted new forms of award agreement for both our time-based restricted stock and annual performance unit awards that provide for double trigger vesting acceleration in connection with a change in control of the company and implement pro-rata vesting upon certain terminations of employment outside of a change in control

•

Adopted a new Executive Severance Plan, which replaces existing individual employment agreements with the named executive officers and provides for a uniform severance policy applicable to the executive team

•	Increased the percentage of performance-based equity relative to total target compensation for Jack F. Harper, President

2019 Say On Pay Vote

Proposal Results

At the 2019 annual stockholders’ meeting, stockholders approved the compensation of the Company’s named executive officers, with more than 97% of votes cast in favor. The Company has historically received strong stockholder support for its executive compensation program with more than 97% of votes cast in favor every year since the Company started holding an advisory stockholder vote to approve the compensation of named executive officers. Consistent with this strong showing of stockholder approval, the Company has not undertaken any material changes to the Company’s executive compensation programs directly in response to the outcome of these votes. The Board of Directors previously determined to hold an advisory vote on the compensation of the named executive officers every year until the next required advisory vote on the frequency of future advisory votes. The next stockholder advisory vote on the frequency of stockholder advisory votes on compensation will be held at the 2023 Annual Meeting of Stockholders.

Compensation Best Practices

The Compensation Committee believes that the Company’s executive compensation program follows best practices aligned with long-term stockholder interests. Below are highlights of the Company’s current compensation practices:

The Company Does	The Company Does Not

    Maintain a strong alignment between corporate performance – operational, financial, and stock price – and our executive officers’ compensation by having a majority of total direct compensation consist of performance-based compensation.

    Have strong stock ownership guidelines, which all named executive officers currently meet.

    Use an independent compensation consultant retained by, and reporting directly to, the Compensation Committee.

    Conduct competitive benchmarking to align executive compensation with the market.

    Grant restricted stock, performance units and stock options utilizing a double trigger mechanism such that accelerated vesting will only occur upon termination without cause or for good reason in the event of a change of control.

    Dedicate significant time to executive succession planning and leadership development each year.

×    Reprice underwater stock options.

×    Allow hedging or pledging shares of the Company by Directors or Officers.

×    Guarantee bonuses.

×    Provide excessive perquisites.

×    Apply base salary multipliers in excess of 3.0x for any Named Executive Officer.

×    Provide excise tax gross-ups upon change of control.

×    Utilize single-trigger mechanisms for any forms of equity-based compensation.

2020 PROXY STATEMENT	43

CEO Target Compensation vs. Estimated Realizable Compensation

Our compensation programs are intended to tie a significant portion of our compensation to the operational, financial, and stock price performance of the company. The following graphic illustrates the impact of the recent decline in our stock price on potential realizable value that our CEO may receive at vesting or payout.

CEO Target Compensation1 vs.

Estimated Realizable Compensation2 ($mm)

(1)	Target Compensation: Each year reflects actual salary paid during the year, target bonus for the year, and the grant date target value of long-term incentive grants awarded in that year.

(2)

Estimated Realizable Compensation: Each year reflects (a) actual salary paid during the year; (b) actual bonus paid for the year’s performance; (c) the value of performance unit awards granted that year based on performance through December 31, 2019; and (d) the value of the restricted stock awards granted that year as of vesting date or December 31, 2019, if outstanding.

Compensation Philosophy and Process

The success of the Company and its ability to maximize stockholder value is dependent on its ability to attract, retain and motivate the best available talent in the energy industry. As such, the Compensation Committee views the Company’s most important asset, its people, as an investment rather than an expense. Consequently, the Compensation Committee has developed overarching objectives for its executive compensation program.

Our Compensation Philosophy and Core Principles

Pay for Performance	Executive officer’s total compensation opportunity will be heavily influenced by the Company’s performance, as well as the executive officer’s individual performance.

Alignment with Stockholders	Financial interest of executives should be aligned with the long-term interests of stockholders through share-based compensation that is considered variable and at risk to further align with stockholder interests.

Attracting and Retaining Talent	Attract, retain and motivate the best available talent in the energy industry.

Competitiveness	Total compensation should be competitive to compensate those executive officers fairly for their responsibilities and accomplishments.

To accomplish these objectives, the Company provides what it believes is a competitive total compensation package to the Company’s executive officers through a combination of base salary, performance-based annual cash incentive awards, both performance and time-based long-term equity incentive compensation and broad-based benefit programs.

2020 PROXY STATEMENT	44

In determining total compensation for the Company’s executive officers, the Compensation Committee aligns management incentives with long-term value creation for the Company’s stockholders. To that end, the Compensation Committee targets total compensation to be such that base salaries are near the market median and that annual cash incentives and long-term incentives provide the opportunity to realize total compensation above the 50th percentile of the Company’s peer group, if individual and Company performance warrants. In keeping with its philosophy of “pay for performance,” the Compensation Committee may award total compensation amounts that exceed or fall short of market median.

The Compensation Committee works with the executive management team and Meridian Compensation Partners, its independent compensation consultant, to ensure the compensation program aligns with industry standards and has a balanced design that aligns compensation and performance. The roles and the responsibilities of the Compensation Committee, the Company’s management and Meridian are summarized here.

Responsible Party	Primary Roles and Responsibilities Relating to Compensation Decisions

Compensation Committee

The Compensation Committee approves all compensation decisions relating to the Company’s executive officers, oversees the Company’s compensation benefit plans and oversees the Company’s stock incentive plan (including reviewing and approving all equity grants to the Company’s executive officers). The Compensation Committee is empowered by the Board of Directors and by the Compensation Committee’s charter to make all decisions regarding compensation for the Company’s executive officers. In his role as chairman of the Compensation Committee, Mr. Easter sets the Compensation Committee’s meeting agendas, meeting times and calendar. In addition, the Compensation Committee members speak frequently with each other concerning compensation matters outside of regularly scheduled Compensation Committee meetings. Mr. Easter regularly reports to the entire Board of Directors regarding compensation matters and calls upon counsel, the Company’s independent compensation consultant and the expertise of other members of the Board of Directors as he and the other members of the Compensation Committee deem advisable.

Composed solely of independent, non-employee directors and reports to the Board

Independent Consultant to the Compensation Committee

For 2019 compensation, the Compensation Committee engaged Meridian as its independent compensation consultant. Meridian reports only to the Compensation Committee; although, it may, from time to time, contact the Company’s executive officers for information necessary to fulfill its assignments and may make reports and presentations to and on behalf of the Compensation Committee that the Company’s executive officers also receive. Representatives from the compensation consultant attend certain of the Compensation Committee meetings and advise the Compensation Committee on an ongoing basis with regard to general trends in director and executive compensation matters, including (i) competitive market analysis; (ii) incentive plan design; (iii) peer group selection; and (iv) other matters requested from time to time by the Compensation Committee. The Compensation Committee has engaged Meridian again for 2020. The Compensation Committee has the sole authority to hire and terminate its compensation consultant, and the Compensation Committee is not under any obligation to follow the advice or recommendations of any consultant it chooses to engage.

In engaging Meridian for 2019, the Compensation Committee considered the six factors delineated by the SEC in Rule 10C-1 of the Securities Exchange Act of 1934 and the listing standards of the NYSE and determined that Meridian was independent with no conflicts of interest.

Meridian Compensation Partners

The Company’s Executive Management Team

The Compensation Committee meets outside the presence of all of the Company’s executive officers to consider appropriate compensation for the Company’s Chief Executive Officer. The Compensation Committee meets with the Chief Executive Officer and President in making other executive officer compensation determinations. The Company’s Chief Executive Officer and President review the other executive officers’ performance with the Compensation Committee and makes recommendations with respect to appropriate base salaries, awards under the Company’s annual cash incentive plan and grants of long-term equity incentive awards for the other executive officers. Based in part on these recommendations and other considerations discussed below, the Compensation Committee establishes and approves the compensation package for each of the Company’s other executive officers.

Led by our Vice President, Chief of Staff and Assistant Corporate Secretary

2020 PROXY STATEMENT	45

Compensation Peer Group

The Compensation Committee has selected a group of companies that it considers a peer group for executive compensation analysis purposes. For 2019, the Compensation Committee’s independent compensation consultant, Meridian, compiled compensation data for the peer group from its North America Oil & Gas Exploration and Production Compensation Survey, as well as publicly filed documents. The Compensation Committee uses the compensation data to compare the compensation of the Company’s executive officers to comparably titled persons at companies within its peer group, generally targeting base salaries for the Company’s executive officers which are near the market median of its peer group, and targeting annual cash and long-term incentives so that the Company’s executive officers will have the opportunity to realize total compensation above the 50th percentile of the Company’s peer group if Company and individual performance warrants such compensation. The Compensation Committee also uses the Company’s peer group, for performance unit purposes, to measure the Company’s total stockholder return relative to the Company’s peer group. As a result of varying executive leadership structures across the Company’s peer companies, the Compensation Committee also considers peer compensation data summarized by order of pay (i.e., second highest paid, third highest paid, etc.) and aggregated by the compensation opportunity of the named executive officers collectively as a management team at each peer company.

Each year, the Compensation Committee reviews the composition of the Company’s peer group to ensure that the peer group consists of oil and gas exploration and production companies with enterprise value similar to the Company and who potentially compete with the Company for executive talent.

The Company’s peer group for 2019 compensation purposes consisted of:

• Anadarko Petroleum Corporation • Apache Corporation • Cabot Oil & Gas Corporation • Cimarex Energy Company • ConocoPhillips	• Continental Resources, Inc. • Devon Energy Corporation • Diamondback Energy, Inc. • EOG Resources, Inc. • Hess Corporation	• Marathon Oil Corporation • Noble Energy, Inc. • Occidental Petroleum Corporation • Parsley Energy Inc. • Pioneer Natural Resources Company

2019 Compensation Decisions

Base Salaries

The Company pays base salaries to provide a minimum, fixed level of cash compensation for its officers. The Compensation Committee believes that paying base salaries near the market median is necessary to achieve the Company’s compensation objectives of attracting and retaining executives with the appropriate abilities and experience required to lead the Company. On an annual basis, the Compensation Committee reviews salary ranges and individual salaries for each of the Company’s officers as compared to the salaries of comparable officer positions in the Company’s peer group. In December 2018, the Compensation Committee established 2019 base salary levels for each officer after consideration of market median pay levels, the individual’s responsibilities, skills and experience, and the base salaries of others on the executive team.

Annual Cash Incentives

At the beginning of each year, the Compensation Committee establishes an annual performance bonus program, which is designed to reward the Company’s executive officers for achieving both short and long-term performance and strategic goals. Performance is judged at the end of the year based on execution on certain formulaic metrics as well as other performance criteria although the Compensation Committee retains discretion to determine the ultimate bonus amount to be paid.

2020 PROXY STATEMENT	46

2019 Annual Incentive Design

Each named executive officer is assigned a target bonus as a percentage of year-to-date base salary earnings, based on the pay level that the Compensation Committee deems to be competitive and appropriate assuming all of the Company’s performance measures are achieved at the “goal” level. In addition, the Compensation Committee reviews target bonus percentages for similarly-titled and compensation-ranked executives of the Company’s peer group when setting the target bonus percentage for each named executive officer of the Company. Actual bonuses can range from zero to two times a participant’s target percentage based on the Compensation Committee’s assessment of the Company’s performance and that of each named executive officer. The bonus awards made to the Company’s named executive officers for 2019 were determined using the following formula:

Target bonuses for 2019, as percentages of year-to-date base salary earnings for the named executive officers, were as follows:

Name	2019 Target Bonus % of YTD Base Salary Earnings
Timothy A. Leach	130%
Jack F. Harper	110%
C. William Giraud	100%
Travis L. Counts	80%
Brenda R. Schroer	80%

Formulaic Performance Measures

The formulaic performance measures comprise 60% of a named executive officer’s total target opportunity under the annual bonus program and derive from the Company’s annual business plan to reflect the key strategic and business goals for that year. The Compensation Committee believes that these performance measures contribute to stockholder returns by appropriately concentrating the executives’ attention on factors that serve as indicators of how effectively the Company is conducting its operations. For each 2019 performance measure, the Company established performance targets for the year consistent with the Company’s financial and strategic plans. For each of the specific performance measures, the Compensation Committee established “threshold”, “goal” and “stretch” targets. Threshold, goal and stretch level performance results in a 0%, 100% and 200% payout, respectively. The table below shows the formulaic performance measures and weighting determined by the Compensation Committee and the Company’s performance results for fiscal year 2019.

2019 Formulaic Performance Measures and Performance Payout Percentage

Performance Measure	Weighting	2019 Threshold (0%)	2019 Goal (100%)	2019 Stretch (200%)	2019 Performance Results	Earned Performance Total
Three-Year Production Growth per Debt Adjusted Share	12.5%	5%	10%	15%	11.8%	17%
Ratio of Capital Expenditures(1) to After-Tax Cash Flow(2)	12.5%	1.1x	1.0x	0.9x	1.02x	10%
Direct Lease Operating Expense per BOE	10%	$6.50	$6.25	$6.00	$5.93	20%
Cash General and Administrative Expense per BOE	10%	$2.40	$2.30	$2.20	$1.98	20%
Absolute Stock Performance	10%	0%	7.5%	15%	-14.8%	0%
Absolute Production Growth (MMBoe)	5%	115	118	121	120.8	9.68%
TOTAL	60%	–	–	–	–	76.68%

(1)	Capital expenditures do not include subsequently approved acquisitions or midstream system expansion costs.

(2)	After-tax cash flow is defined as cash flows from operating activities before changes in (i) operating assets and liabilities and (ii) cash exploration expense.

2020 PROXY STATEMENT	47

Discretionary Component

The discretionary component comprises the other 40% of a named executive officer’s total target opportunity under the annual bonus program and encourages achievement of both short and long-term strategic goals. With respect to the discretionary component, the Compensation Committee evaluates factors of company performance not otherwise considered by the formulaic performance measures, including health and safety, environmental, social and governance, advancement and promotion of operational efficiencies, active portfolio management, succession planning and talent development, cost control, balance sheet management, long-term strategic goals and other factors determined by the Compensation Committee.

While the Compensation Committee recognized significant progress and improvements made by the Company during 2019 on ESG, Health and Safety and other important matters, the Committee took into account all aspects of the Company’s overall performance in 2019, including risk assessment associated with project development and increased density testing, and loss of shareholder value. In focusing on these factors, the Committee exercised negative discretion and granted zero points for the discretionary component of the 2019 cash bonus award. The Compensation Committee therefore issued the 2019 cash bonus award at 76.68% of Target.

Total Annual Incentive Award

Following the Compensation Committee’s assessment of the Company’s and each named executive officer’s performance in 2019, the Compensation Committee determined bonus awards for the Company’s named executive officers as follows:

Name	2019 Base Salary Earned	Target Bonus Percentage	Formulaic Performance Points	Discretionary Performance Points	2019 Bonus Award
Timothy A. Leach	$1,100,000	130%	76.68	0	$1,096,524
Jack F. Harper	700,000	110%	76.68	0	590,436
C. William Giraud	640,000	100%	76.68	0	490,752
Travis L. Counts	525,000	80%	76.68	0	322,056
Brenda R. Schroer	500,000	80%	76.68	0	306,720

Long-Term Incentive Awards

The annualized value of long-term equity incentive compensation is intended to be the largest component of each named executive officer’s overall compensation package because the Compensation Committee believes significant emphasis on stock-based compensation effectively aligns the interests of the Company’s named executive officers with those of its stockholders, providing incentive to the Company’s named executive officers to focus on the long-term success of the Company. In addition, the Company has historically utilized multi-year vesting periods, typically four years, when granting time-based long-term equity incentive compensation to facilitate the compensation objective of retaining the Company’s named executive officers, although certain events may modify the general vesting schedule of the awards, as described in more detail below within the section titled “Potential Payments Upon a Termination or Change of Control.”

The total target value of each named executive officer’s annual long-term equity incentive award is set in the first quarter each year and is based significantly on the Compensation Committee’s review of peer group data provided by its compensation consultant and the Compensation Committee’s view of each executive officer’s role and contribution at the Company. Target award values are set by the Compensation Committee for each officer using the Company’s peer group data and individual performance, which is consistent with the Compensation Committee’s overall compensation philosophy. In addition to peer group data, the Compensation Committee considers and reviews individual performance and the Company’s performance to determine the value of each individual officer’s long-term equity incentive award, which may vary above or below the median for that particular officer. The Company’s annual awards are determined based on a targeted dollar value. The Compensation Committee determined for 2019 to grant 50% of the annual equity awards in the form of time-based restricted stock and 50% in the form of a performance-based equity compensation award (described below), with Mr. Leach receiving a grant of approximately 33% of his annual equity awards in the form of time-based restricted stock and approximately 67% in the form of a performance-based equity compensation award, and with Mr. Harper receiving a grant of approximately 40% of his annual equity awards in the form of time-based restricted stock and approximately 60% in the form of a performance-based equity compensation award.

Position	Performance-Based	Time-Based
Chief Executive Officer	67%	33%
President	60%	40%
Remainder of Executive Team	50%	50%

2020 PROXY STATEMENT	48

As part of the Compensation Committee’s management succession planning and consistent with the expansion of their responsibilities, on January 2, 2019, Messrs. Harper and Giraud were each awarded one-time succession equity awards in 2019 consisting of a mix of time-based restricted stock and performance units that are earned over a ten-year period following the date of grant to incentivize retention and sustained, long-term performance. The restricted stock awards have terms and conditions substantially similar to the restricted stock awards described above, except that these restricted stock awards will vest over a period of ten years at a rate of 20% per year commencing on the sixth anniversary of the grant date and continuing each year until the tenth anniversary of the grant date. The portion of the succession equity awards granted in the form of performance-based equity will have terms and conditions substantially similar to the performance units described below, except that one grant to each executive will have a 3-year performance period beginning on January 1, 2019 and ending on December 31, 2021, and the other grant will have a 5-year performance period beginning on January 1, 2019 and ending on December 31, 2023. In addition, each award will provide that following the completion of the applicable performance period, the award will be converted into an award of restricted stock (with the number of shares determined based upon performance with respect to the performance criteria established by the Compensation Committee). These restricted stock awards will then be subject to vesting based on continued employment with the Company, with the awards vesting at a rate of 20% per year commencing on the sixth anniversary of the date of grant of the performance units and continuing each year until the tenth anniversary of the grant date of the performance units. Once converted into restricted stock, the awards will have such other terms and conditions substantially similar to the restricted stock awards described above.

			Jan 2025 Restricted Stock 20% vest		Jan 2027 Restricted Stock 20% vest		Jan 2029 Restricted Stock 20% vest
Jan 2019 Restricted Stock and Performance Units Awarded	Dec 2021 3-Year Performance Period Ends; Units Convert to Restricted Stock Upon Certification	Dec 2023 5-Year Performance Period Ends; Units Convert to Restricted Stock Upon Certification		Jan 2026 Restricted Stock 20% vest		Jan 2028 Restricted Stock 20% vest

Below is a summary of the performance and vesting requirements for these awards.

Payouts commence in 2025 and continue to 2029 at a 20% annual vesting rate

2020 PROXY STATEMENT	49

The one-time succession equity award values are closely linked to corporate performance over the long-term (3-5 year performance period and 10 year vesting period). Below is an illustration of this alignment based on the Company’s stock price performance during the first year of the performance period.

Award Value Closely Linked to Performance Over the Long Term

Value depicted below is calculated per recipient

1

These awards are based on a target dollar value that was set in December 2018 by the Compensation Committee. As of January 2, 2019, the cumulative grant date fair value of the 2019 succession awards for accounting purposes under ASC 718 was $4.92mm.

2	As of December 31, 2019, the current estimated payout for both the three-year and five-year performance unit succession awards was 0%.

2020 PROXY STATEMENT	50

Based on the foregoing considerations, in January 2019 the Company granted time-based restricted stock and performance unit awards to the named executive officers as follows:

Name	Number of Shares Subject to Restricted Stock Awards	Target Number of Shares Issuable Under Performance Unit Awards	Granted Target Value(1)
Timothy A. Leach	26,940	53,879	$8,300,000
Jack F. Harper	35,444(2)	43,430(3)	$8,100,000
C. William Giraud	37,489(2)	37,490(3)	$7,700,000
Travis L. Counts	9,738	9,738	$2,000,000
Brenda R. Schroer	8,520	8,520	$1,750,000

(1)	Based on the average of the high and low market-quoted sales price of the Company’s common stock on December 31, 2018.

(2)	Includes 19,475 shares of restricted stock awarded as part of a one-time succession equity award.

(3)	Includes 19,476 performance units awarded as part of a one-time succession equity award.

The performance units granted to the named executive officers (other than the 5-year performance units granted as part of the one-time succession equity awards made to Messrs. Harper and Giraud) were granted with respect to a performance period that began on January 1, 2019, and will end on December 31, 2021. The peer group applicable to the performance units granted in January 2019 is the same peer group that is identified above under the heading “Compensation Peer Group.”

Each performance unit represents the holder’s right to receive one share of the Company’s common stock, provided that certain performance criteria are met during a specified time period and that the named executive officer remains employed during such specified performance period. The number of shares of the Company’s common stock that may be delivered pursuant to the settlement of that performance unit will range from 0% to 300% of the target number of performance units granted, subject to the level of satisfaction of the performance goal achieved. The performance goal applicable to the performance units is a combination of a total stockholder return (“TSR”) relative to the Company’s peer group with a modifier determined based on the Company’s absolute annualized TSR during the performance period.

TSR (for the Company or for a peer company, as applicable) is defined as the percentage rate of return that stockholders receive through stock price changes and the receipt of cash dividends, if any, paid over the specific performance period, using the following formula:

“Closing Value” generally means the average of the closing price of the common stock on each trading day during the period that begins on the first day of the calendar month in which the last day of the performance period occurs and ending on the last day of the performance period. The “Initial Value” is generally defined to mean the average of the closing price of the common stock on each trading day in the calendar month immediately preceding the performance period. The “Cash Dividends” will be the sum of any cash dividends paid during the applicable performance period.

The relative TSR for the performance units will compare the Company’s TSR to the TSR of the Company’s peer group over the performance period. Using straight line interpolation between levels, the applicable percentage of target performance units that may be earned with respect to the relative TSR goal will be as follows:

Company’s Relative Ranking	Applicable Percentage
90th Percentile or Above	200%
70th Percentile	150%
50th Percentile	100%
25th Percentile	50%
Below the 25th Percentile	0%

2020 PROXY STATEMENT	51

The Company’s relative TSR performance will be modified as follows:

Company’s Annualized Total Stockholder Return for the Performance Period	Applicable Modifier
Greater than 15%	150%
At Least 10% and not Greater than 15%	125%
At Least 5% and not Greater than 10%	100%
At Least 0% and not Greater than 5%	75%
Less than 0%	50%

At the end of the performance period, the Compensation Committee must certify whether and to the extent that the performance goals have been achieved and will determine the number of performance units, if any, determined to be earned for the performance period. The number of performance units deemed to be earned will equal the product of the target number of performance units initially granted to the individual multiplied by the percentage determined with respect to relative TSR under the table above and multiplied by the absolute TSR modifier. Like the restricted stock awards, certain events may modify the general payout schedule of the performance units, as described in more detail below within the section titled “Potential Payments Upon a Termination or Change of Control.”

The performance units granted to the named executive officers in January 2017 for the 2017-2019 performance period were eligible to be certified by the Compensation Committee upon the end of the performance period on December 31, 2019. The Compensation Committee evaluated relative TSR (based on the Company’s peer group at the time such performance units were granted in January 2017) and absolute annualized TSR during the performance period. The number of performance units deemed to be earned for the 2017-2019 period were as follows:

Name	Target Number of Performance Unit Awards	Company’s Relative Ranking	Relative TSR Payout Percentage	Company’s Annualized TSR	Absolute TSR Modifier	Actual Percentage Payout of Shares	Actual Payout of Shares
Timothy A. Leach	34,690	38th Percentile	76%	-16.61%	50%	38%	13,183
Jack F. Harper	11,972	38th Percentile	76%	-16.61%	50%	38%	4,550
C. William Giraud	11,224	38th Percentile	76%	-16.61%	50%	38%	4,266
Travis L. Counts	4,116	38th Percentile	76%	-16.61%	50%	38%	1,565
Brenda R. Schroer	2,806	38th Percentile	76%	-16.61%	50%	38%	1,067

2020 Compensation Program Design

The Compensation Committee reviewed the design of the Company’s executive compensation program and made changes intended to further emphasize pay-for-performance and recognize the Company’s strategic initiatives. The following table summarizes the key changes for 2020.

Key Changes to 2020 Executive Compensation Program

•   Reduced the grant value of 2020 long-term incentive equity grants to both directors and executives by 10% year-over-year.

•   Maintained base salaries for executives in 2020 at the same level as 2019.

•   Revised 2020 short-term incentive metrics to increase emphasis on margin improvement and free cash flow and eliminate previous absolute production metric.

The formulaic performance measures will comprise 60% of a named executive officer’s total target opportunity under the 2020 annual bonus program. The table below shows the formulaic performance measures and weighting determined by the Compensation Committee for fiscal year 2020 which reflect changes intended to increase emphasis on margin improvement and free cash flow.

2020 PROXY STATEMENT	52

2020 Formulaic Performance Measures

Performance Measure	Weighting	2020 Threshold (0%)	2020 Goal (100%)	2020 Stretch (200%)
Free Cash Flow / Exploration and Development Costs(1)	14%	5%	12%	19%
DC&E Cost per Foot	–
Delaware Basin	7%	$1091	$992	$893
Midland Basin	7%	$848	$771	$694
Controllable Costs(2)	14%	$9.40	$9.07	$8.74
Total Shareholder Return(3)	10%	0%	7.5%	15%
Three Year Production Growth per Debt Adjusted Share	8%	4.0%	6.0%	8.0%
TOTAL	60%	–	–	–

(1)	Free cash flow is a non-GAAP term that the Company defines as cash flow provided by operating activities before changes in working capital in excess of exploration and development costs incurred.

(2)

Controllable costs include oil and natural gas production expenses (consisting of lease operating and workover expenses), general and administrative expenses (excluding non-cash stock-based compensation) and interest expense.

(3)	Total shareholder return is calculated as the sum of the Company’s year-over-year change in share price plus all dividends paid divided by the Company’s beginning share price.

2020 Compensation Peer Group

The Compensation Committee annually reviews the compensation peer group. The Compensation Committee considers companies across a number of relevant factors and companies with which the Company competes for executive talent. In addition, the Compensation Committee identified prominent S&P 500 companies, generally with similar degrees of business complexities as the Company. The Compensation Committee believes that the companies listed below are a reasonable group to compare competitive practices.

• Apache Corporation • Cabot Oil & Gas Corporation • Cimarex Energy Company • ConocoPhillips • Continental Resources, Inc.	• Devon Energy Corporation • Diamondback Energy, Inc. • EOG Resources, Inc. • Hess Corporation • Marathon Oil Corporation	• Noble Energy, Inc. • Occidental Petroleum Corporation • Parsley Energy Inc. • Pioneer Natural Resources Company

2020 Long Term Incentive Awards

For 2020, the Compensation Committee process for making long-term incentive awards was similar to the process for 2019 but also took into account the decrease in the Company’s market capitalization year-over-year, resulting in a 10% reduction in grant date values from 2019. The Compensation Committee determined not to make any changes to the weightings of time-based restricted stock and performance-based equity compensation included in the 2020 annual equity awards. The 2020 performance units granted to the named executive officers were granted with respect to a performance period that began on January 1, 2020, and will end on December 31, 2022. The peer group applicable to the performance units granted in January 2020 is the peer group that is identified above under the heading “2020 Compensation Peer Group.”

In January 2020, the Company granted restricted stock and performance unit awards to its named executive officers as follows:

Name	Number of Shares Subject to Restricted Stock Awards	Target Number of Shares Issuable Under Performance Unit Awards	Granted Target Value(1)
Timothy A. Leach	28,899	57,798	$7,470,000
Jack F. Harper	17,131	25,696	$3,690,000
C. William Giraud	19,324	19,324	$3,330,000
Travis L. Counts	10,446	10,446	$1,800,000
Brenda R. Schroer	9,140	9,140	$1,575,000

(1)	Based on the average of the high and low market-quoted sales price of the Company’s common stock on December 31, 2019.

2020 PROXY STATEMENT	53

Other Compensation Practices and Policies

Dividend Rights for Equity Awards

The time-based restricted stock awards and the performance units that were granted in 2019 each were designed to provide the holder with certain dividend rights. With respect to the time-based restricted stock awards, when dividends are paid on the common stock during the vesting period for that award, any dividends that are paid in the form of the Company’s common stock will be subject to the same time-based vesting schedule as the underlying award, while dividends that are paid in any other form (including cash) shall be paid to the award holder no later than the end of the calendar year in which the dividend is paid, but in no event later than March 15th of the calendar year following the year in which the dividend is paid. With respect to the performance unit awards, the award holder received dividend equivalent rights, which means that when the Company pays cash dividends on its common stock during the performance period, the dividend value attributable to the common stock underlying each outstanding performance unit will be accumulated in a bookkeeping account and paid to the award holder if and when and to the extent that the underlying performance unit is settled. However, dividend equivalent rights are capped at the target number of the performance units granted, even if the performance unit is settled at a level that is above target.

Stock Ownership Guidelines

The Board has established stock ownership guidelines under which the Company’s Chief Executive Officer is expected to own shares of the Company’s common stock having a market value of at least five times his base salary, and each of the Company’s other executive officers is expected to own shares of the Company’s common stock having a market value of at least three times his or her respective base salary. All executive officers are expected to meet these guidelines within three years of becoming an executive officer. The Company’s stock ownership guidelines are designed to increase an executive’s equity stake in the Company and to align an executive’s interests more closely with those of the Company’s stockholders. As of December 31, 2019, all of the Company’s executive officers were in compliance with the stock ownership guidelines.

Anti-Hedging, Anti-Pledging Policy

The Company’s Insider Trading Policy expressly prohibits directors, officers and employees from entering into equity derivative or other financial instruments that would have the effect of limiting rewards and downward market risk of owning the Company’s securities (including equity securities received as part of the Company’s compensation program). In addition, the policy prohibits directors and officers from purchasing Company securities on margin and pledging such securities as security for loans (including with respect to a margin account).

Potential Payments Upon a Termination or Change of Control

Effective January 1, 2019, the Company adopted an Executive Severance Plan and entered into a participation agreement thereunder with each of the named executive officers. Pursuant to the participation agreements, effective January 1, 2019, the benefits under the Executive Severance Plan replaced the employment agreements between the Company and each of the executive officers.

The Executive Severance Plan provides that in the event that employment of a participating executive officer is terminated by the Company other than for “cause” (and not by reason of death or disability) or if the executive officer terminated his or her employment for “good reason,” the executive is entitled to receive severance benefits consisting of:

•	base salary continuation for a specified number of months (24 for the Chief Executive Officer, 21 for the President, 18 for Executive Vice Presidents and 15 for Senior Vice Presidents);
•	a pro-rated target annual cash bonus for the year of termination (based on the number of days employed during the year of termination);
•	up to 18 months of Company-paid COBRA coverage;
•	up to $15,000 of outplacement services;
•	pro-rated vesting of all outstanding and unvested time-based equity awards (based on the number of days employed during the applicable vesting period); and
•

pro-rated vesting of outstanding and unvested performance-based equity awards (based on the number of days employed during the applicable performance period and assuming performance over the performance period at a rate equal to the lower of target or the actual level of performance through the date of termination).

Under the Executive Severance Plan, if such a termination of employment occurs within the two year period immediately following a change of control, the executive would be entitled to the benefits described in the bullet point list above, except that:

•

the salary continuation would be replaced by a lump sum cash payment equal to a multiple of the executive’s base salary plus their average three year bonus (3.0 for the Chief Executive Officer, 2.75 for the President, 2.5 for Executive Vice Presidents and 2.25 for Senior Vice Presidents);

•	the vesting acceleration for outstanding and unvested time-based equity awards would be 100% of the unvested time-based equity awards rather than a pro-rated portion; and

2020 PROXY STATEMENT	54

•

the vesting acceleration for outstanding and unvested performance-based equity awards would be 100% of the unvested performance-based equity awards based on the actual level of performance through the date of the change in control rather than a pro-rated portion.

The Executive Severance Plan also provides for a lump sum cash payment equal to the executive’s base salary and a pro-rated target annual bonus payment, along with full vesting acceleration of time-based and performance-based equity awards (based on the greater of target or actual performance) in the event that a participating executive officer dies or becomes disabled while employed by the Company.

The Company believes that these severance and change of control arrangements mitigate some of the risk that exists for executives working in a publicly owned company. These arrangements are intended to attract and retain qualified executives that could have job alternatives that may appear to them to be less risky absent these arrangements. Because of recent significant volatility in the oil and natural gas industry, the transactional nature of the industry historically, and the quality of the Company’s workforce and asset base, there is a possibility that the Company could be acquired in the future. Accordingly, the Company believes that the larger severance packages resulting from terminations related to change of control transactions provide an incentive for executives to continue to help successfully execute such a transaction from its early stages until consummation. The Compensation Committee believes that these severance and change of control arrangements provide important protection to the Company’s executive officers, are consistent with the practices of peer companies and are appropriate for the attraction and retention of executive talent. More information on these severance and change of control agreements can be found below under “Potential Payments Upon a Termination or Change of Control.”

Other Benefits

The Company’s executive officers are eligible to participate in all of the Company’s broad-based employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance and 401(k) plan, in each case on the same basis as other employees, subject to applicable law. The Company provides vacation and other paid leave to all employees, including the Company’s executive officers, which are comparable to those provided within the oil and natural gas industry. The Company also pays the costs of the executive officers’ annual extensive physical examination. The Company’s executive officers are also eligible to use Ayco to assist with both financial counseling and personal tax preparation services.

During 2019, the Company utilized corporate aircraft to facilitate the travel of certain of the Company’s employees and directors in a safe manner and with the best use of their time. Pursuant to the Company’s Aircraft Usage Policy, Mr. Leach, Mr. Harper and Mr. Giraud may utilize the Company’s aircraft for business travel and reasonable personal travel in North America. The amount of reasonable personal use of the Company’s aircraft is reviewed by the Compensation Committee quarterly.

Aggregate incremental cost for personal aircraft usage was determined by calculating the variable costs (which include fuel, catering, aircraft maintenance, landing fees and trip related hangar, parking and pilot costs) for each aircraft during the year, dividing that amount by the total number of hours flown by the aircraft, and multiplying the result by the hours flown for personal use during the year. On occasions when the spouse or other family members of an executive officer or director accompanies the executive or director on a flight, no additional direct operating cost is incurred under the foregoing methodology.

Tax Policies

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that the Company may deduct in any one year with respect to each of the Company’s “covered employees.” For tax years beginning on or prior to January 1, 2018, there was an exception to the $1 million limitation for performance-based compensation meeting certain requirements. For taxable years beginning after December 31, 2017, this exemption has been repealed by the Tax Cuts and Jobs Act for all but certain grandfathered compensation arrangements that were in effect as of November 2, 2017. The performance unit awards granted in 2017 were intended to provide performance-based incentive compensation that would be deductible under Section 162(m) of the Code. As such, there can be no assurance that any compensation awarded or paid in prior years will be fully tax deductible. In addition, to maintain flexibility in compensating the Company’s executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. It should be noted that tax deductibility is only one factor the Compensation Committee uses in determining executive compensation.

2020 PROXY STATEMENT	55

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed this Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The Compensation Committee

William H. Easter III (Chairman)

Gary A. Merriman

Mark B. Puckett

John P. Surma

2020 PROXY STATEMENT	56

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The compensation paid to the Company’s executive officers generally consists of base salaries, annual cash incentive payments, awards under the 2019 Stock Incentive Plan, contributions to the Company’s defined contribution 401(k) retirement plan and miscellaneous perquisites. The table below sets forth information regarding fiscal year 2019 compensation awarded to, earned by or paid to the Company’s named executive officers, which includes the Company’s Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers other than its Chief Executive Officer and Chief Financial Officer for fiscal year 2019. The table also sets forth information regarding compensation for the named executive officers during fiscal years 2018 and 2017, where applicable.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards(1)		Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Timothy A. Leach Chairman and Chief Executive Officer	2019 2018 2017	$1,100,000 1,050,000 1,050,000	$10,487,599 9,977,380 8,683,749		$1,096,524 1,995,000 2,231,250	$274,328 294,776 273,765	$12,958,451 13,317,156 12,238,764
Jack F. Harper President	2019 2018 2017	700,000 675,000 606,077	9,998,610 4,560,696 3,796,680	(6)	590,436 1,077,300 1,030,330	85,263 102,360 71,525	11,374,309 6,415,356 5,504,612
C. William Giraud Executive Vice President and Chief Operating Officer	2019 2018 2017	640,000 625,000 565,538	9,361,743 4,256,454 3,559,467	(6)	490,752 950,000 961,415	90,325 74,658 87,750	10,582,820 5,906,112 5,174,170
Travis L. Counts(4) Senior Vice President, General Counsel and Corporate Secretary	2019 2018 2017	525,000 – –	2,399,735 – –		322,056 – –	23,709 – –	3,270,500 – –
Brenda R. Schroer(5) Senior Vice President, Chief Financial Officer and Treasurer	2019 2018 2017	500,000 – –	2,099,584 – –		306,720 – –	25,151 – –	2,931,455 – –

(1)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of the restricted stock and performance unit awards computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeiture. The performance unit awards granted in 2019, 2018 and 2017 are subject to market conditions and have been valued based on the probable outcome of the market conditions as of the grant date of the awards. Additional detail regarding the Company’s share-based awards is included in Note 7 to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

(2)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent payouts under the 2019 annual performance bonus program. For more information regarding these payouts, please read “Annual Cash Incentives” on page 46.

2020 PROXY STATEMENT	57

(3)

The amounts reported for 2019 in the “All Other Compensation” column consist of (i) the Company’s matching contributions on behalf of each named executive officer under the Company’s 401(k) plan, (ii) life insurance premiums, (iii) the cost of an annual physical, (iv) personal aircraft usage, (v) personal usage of the Company’s corporate apartment in Houston and (vi) the cost of financial and benefits counseling services provided by Ayco. Personal aircraft usage in 2019 for each of the named executive officers represents the aggregate incremental cost to the Company for such use. See “Compensation Discussion and Analysis — Other Compensation Practices and Policies” for a discussion of the calculation methodology of personal aircraft usage. There was no incremental cost associated with personal usage of the Company’s corporate apartment in Houston. The amounts in this column for the fiscal year 2019 are shown in the following table:

Name	Contribution to 401(k) Plan ($)	Life Insurance Premiums ($)	Physical Examinations ($)	Personal Aircraft Usage ($)	Financial and Benefits Counseling ($)
Timothy A. Leach	25,000	1,680	–	231,833	15,815
Jack F. Harper	19,000	1,680	3,233	61,350	–
C. William Giraud	19,000	1,680	–	53,830	15,815
Travis L. Counts	19,000	1,680	3,029	–	–
Brenda R. Schroer	19,000	1,680	4,471	–	–

(4)	Mr. Counts was not a Named Executive Officer in 2018 and 2017.

(5)	Ms. Schroer was not a Named Executive Officer in 2018 and 2017.

(6)	Includes 19,475 shares of restricted stock and 19,476 performance units awarded as part of a one-time succession equity award.

Grants of Plan-Based Awards for 2019

The following table reports all grants of plan-based awards, including restricted stock and performance units, made during 2019 to the Company’s named executive officers under the 2015 Stock Incentive Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)(4)	Grant Date Fair Value of Stock Awards(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Timothy A. Leach	January 2, 2019 January 2, 2019	0	1,430,000	2,860,000	13,470 –	53,879 –	161,637 –	– 26,940	$ $	7,697,693 2,789,906
Jack F. Harper	January 2, 2019 January 2, 2019	0	770,000	1,540,000	10,859 –	43,430(6) –	130,290 –	– 35,444(7)	$ $	6,328,030 3,670,581
C. William Giraud	January 2, 2019 January 2, 2019	0	640,000	1,280,000	9,374 –	37,490(6) –	112,470 –	– 37,489(7)	$ $	5,479,382 3,882,361
Travis L. Counts	January 2, 2019 January 2, 2019	0	420,000	840,000	2,435 –	9,738 –	29,214 –	– 9,738	$ $	1,391,268 1,008,467
Brenda R. Schroer	January 2, 2019 January 2, 2019	0	400,000	800,000	2,130 –	8,520 –	25,560 –	– 8,520	$ $	1,217,252 882,331

(1)

The amounts in these columns represent the threshold, target and maximum payouts for the 2019 annual performance bonus program. The actual amounts paid under the 2019 annual performance bonus program are set forth in the “Non-Equity Incentive Compensation” column in the “2019 Summary Compensation Table” above.

(2)

The amounts in these columns represent the threshold, target and maximum payouts for the performance unit awards granted to each named executive officer during the 2019 fiscal year. The number of shares shown in the “Threshold” column reflects the lowest possible payout (other than zero) of the number of performance units granted. If performance is below the threshold, no shares are paid. The number of shares shown in the “Target” column reflects a payout of 100% of the number of performance units granted. The number of shares shown in the “Maximum” column reflects the highest possible payout of 300% of the number of performance units granted. The actual payout of shares may be anywhere between 0% and 300% of the number of performance units granted depending on the Company’s performance at the end of the three-year performance period. See “Compensation Discussion and Analysis — 2019 Compensation Decisions” above for more discussion of the performance units.

(3)

The amounts in these columns represent the time-based restricted stock granted to the named executive officers on the noted date. No stock option awards were granted to the named executive officers during the 2019 fiscal year.

(4)

The shares of restricted stock granted on January 2, 2019, vest in four equal annual installments beginning one year from the date of grant, except for the shares of restricted stock awarded to Messrs. Harper and Giraud as part of a one-time succession equity award, which such shares of restricted stock vest over a period of ten years at a rate of 20% per year commencing on the sixth anniversary of the grant date and continuing each year until the tenth anniversary of the grant date.

2020 PROXY STATEMENT	58

(5)

The amounts in this column represent the grant date fair value of equity awards computed in accordance with FASB ASC Topic 718 (“Topic 718”), disregarding the estimate of forfeiture. The Company values its restricted stock awards based on the average of the high and low market-quoted sales price of the Company’s common stock on the grant date of the award. Generally, the grant date fair value is expensed in the Company’s financial statements over the vesting schedule of the restricted stock. In accordance with Topic 718, the value of performance units was determined on the grant date using the Monte Carlo simulation method and is consistent with the estimate of aggregate compensation costs that the Company would expense in its financial statements over the awards’ performance period, in accordance with Topic 718. Additional detail regarding the Company’s share-based awards is also included in Note 7 to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

(6)	Includes 19,476 performance units awarded as part of a one-time succession equity award.

(7)	Includes 19,475 shares of restricted stock awarded as part of a one-time succession equity award.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the equity awards that were held by the Company’s Named Executive Officers and outstanding as of December 31, 2019:

Stock Awards
Name	Number of Shares of Stock That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Timothy A. Leach	5,838(3) 8,675(4) 12,825(5) 26,940(6)	$511,234 $759,670 $1,123,085 $2,359,136	– – 34,200(9) 53,879(10)	– – $2,994,894 $4,718,184
Jack F. Harper	4,042(3) 5,986(4) 9,309(5) 15,969(6) 19,475(7) –	$353,958 $524,194 $815,189 $1,398,405 $1,705,426 –	– – 12,412(9) 23,954(10) 9,738(11) 9,738(12)	– – $1,086,919 $2,097,652 $852,757 $852,757
C. William Giraud	3,503(3) 5,612(4) 8,688(5) 18,014(6) 19,475(7) –	$306,758 $491,443 $760,808 $1,577,486 $1,705,426 –	– – 11,584(9) 18,014(10) 9,738(11) 9,738(12)	– – $1,014,411 $1,577,486 $852,757 $852,757
Travis L. Counts	1,348(3) 2,058(4) 3,476(5) 9,738(6) 2,249(8)	$118,044 $180,219 $304,393 $852,757 $196,945	– – – 4,634(9) 9,738(10)	– – – $405,799 $852,757
Brenda R. Schroer	809(3) 1,403(4) 2,731(5) 8,520(6) 2,249(8)	$70,844 $122,861 $239,154 $746,096 $196,945	– – – 3,641(9) 8,520(10)	– – – $318,842 $746,096

(1)	Vesting is either accelerated or paid out on a pro rata basis as discussed below in “Potential Payments Upon a Termination or Change of Control.”

(2)	Based on the closing price of the Company’s common stock of $87.57 on December 31, 2019.

(3)	These shares of restricted stock vest on January 4, 2020.

(4)	These shares of restricted stock vest in one-half increments on January 2, 2020 and 2021.

(5)	These shares of restricted stock vest in one-third increments on January 2, 2020, 2021 and 2022.

2020 PROXY STATEMENT	59

(6)	These shares of restricted stock vest in one-quarter increments on January 2, 2020, 2021, 2022 and 2023.

(7)

These shares of restricted stock vest over a period of ten years at a rate of 20% per year commencing on the sixth anniversary of the grant date and continuing each year until the tenth anniversary of the grant date.

(8)	These shares of restricted stock vest on May 17, 2021.

(9)

The number of units listed shows the target number of performance units outstanding. Each performance unit represents a contractual right to receive one share of common stock; provided that the actual number of shares that may be deliverable under an award will range from 0% to 300% of the number of performance units awarded, depending on an absolute annualized TSR and a relative TSR in comparison to an identified peer group during the 36-month performance period ending December 31, 2020.

(10)

The number of units listed shows the target number of performance units outstanding. Each performance unit represents a contractual right to receive one share of common stock; provided that the actual number of shares that may be deliverable under an award will range from 0% to 300% of the number of performance units awarded, depending on an absolute annualized TSR and a relative TSR in comparison to an identified peer group during the 36-month performance period ending December 31, 2021.

(11)

The number of units listed shows the target number of performance units outstanding. Each performance unit represents a contractual right to receive one share of restricted stock; provided that the actual number of shares of restricted stock that may be deliverable under an award will range from 0% to 300% of the number of performance units awarded, depending on an absolute annualized TSR and a relative TSR in comparison to an identified peer group during the 36-month performance period ending December 31, 2021. The shares of restricted stock delivered at the end of the performance period will then be subject to vesting based on continued employment with the Company, with the awards vesting at a rate of 20% per year commencing on the sixth anniversary of the date of grant of the performance units and continuing each year until the tenth anniversary of the grant date of the performance units.

(12)

The number of units listed shows the target number of performance units outstanding. Each performance unit represents a contractual right to receive one share of restricted stock; provided that the actual number of shares of restricted stock that may be deliverable under an award will range from 0% to 300% of the number of performance units awarded, depending on an absolute annualized TSR and a relative TSR in comparison to an identified peer group during the 60-month performance period ending December 31, 2023. The shares of restricted stock delivered at the end of the performance period will then be subject to vesting based on continued employment with the Company, with the awards vesting at a rate of 20% per year commencing on the sixth anniversary of the date of grant of the performance units and continuing each year until the tenth anniversary of the grant date of the performance units.

Stock Vested

The following table provides additional information about the value realized by the Company’s named executive officers on vesting of stock awards during the year ended December 31, 2019:

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Timothy A. Leach	13,183(2) 14,451	$1,135,884 $1,532,858
Jack F. Harper	4,550(2) 14,146	$392,041 $1,490,101
C. William Giraud	4,266(2) 12,678	$367,571 $1,334,722
Travis L. Counts	1,565(2) 4,369	$134,845 $460,832
Brenda R. Schroer	1,067(2) 3,088	$91,936 $324,819

(1)

Represents the number of vested restricted shares multiplied by the average of the high and low market-quoted sales price of the Company’s common stock on the vesting date. With respect to the performance units, represents the number of earned performance units multiplied by the average of the high and low market-quoted sales price of the Company’s common stock on December 31, 2019.

(2)

Represents the number of performance units for which the performance period ended on December 31, 2019, in respect of the performance unit awards granted in 2017, with the number of shares of stock earned with respect to such awards determined on the basis of the Company’s achievement of performance objectives for the performance period beginning January 1, 2017 and ending December 31, 2019. For this performance period, the Company’s absolute annualized TSR and a relative TSR resulted in a payout in common stock of 38% of the “Target” number of performance units awarded. The Compensation Committee certified the results on January 2, 2020.

2020 PROXY STATEMENT	60

Potential Payments Upon a Termination or Change of Control

The Company has adopted an Executive Severance Plan and entered into participation agreements thereunder with each of its executive officers that provide for potential severance payments upon a termination of the executive’s employment under various circumstances, and the amount, timing and form of the potential payment of benefits under the Executive Severance Plan may vary depending on whether the termination occurs in connection with a change of control. The Company’s rationale for maintaining the Executive Severance Plan and the participation agreements with the Company’s executive officers has been detailed within the “Compensation Discussion and Analysis” section above.

Executive Severance Plan Terms

A “qualifying termination” is defined in the Executive Severance Plan as a termination of the executive’s employment by the Company without “cause,” and not by reason of death or “disability,” or a resignation by the executive for “good reason.”

A “good reason” is defined in the Executive Severance Plan as the occurrence of any one or more of the following: (i) a material reduction in the nature or scope of the executive’s position, authority, duties or responsibilities; (ii) a reduction in the executive’s annual base salary or target annual cash incentive opportunity; or (iii) a required change in the location of the executive’s principal place of employment by 50 miles or more from the location where the executive was previously principally employed. In each such case, the executive must provide the Company with written notice of the grounds for a good reason termination within 30 days of the initial occurrence thereof, and the Company shall have a period of 30 days to cure after receipt of the written notice. Resignation by the executive following the Company’s cure or before the expiration of the 30 day cure period constitutes a voluntary resignation and not a termination or resignation for good reason and shall not entitle the executive to any benefits under the Executive Severance Plan.

A termination for “cause” generally means that an executive (i) has engaged in gross negligence, gross incompetence or willful misconduct in the performance of the executive’s duties; (ii) has refused, without proper reason, to perform the executive’s duties; (iii) has materially breached any material provision of the Executive Severance Plan or corporate policy or code of conduct established by the Company; (iv) has willfully engaged in conduct which is materially injurious to the Company or its subsidiaries (monetarily or otherwise); (v) has committed an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company or an affiliate (including the unauthorized disclosure of confidential or proprietary material information of Company or an affiliate); (vi) has been convicted of (or pleaded no contest to) a crime involving fraud, dishonesty or moral turpitude or any felony; or (vii) has used Company securities owned or controlled by the executive as collateral for a securities margin account.

An executive will have incurred a “disability” if, as a result of the executive’s incapacity due to physical or mental illness, the executive shall have been absent from the full-time performance of the executive’s duties for six consecutive months and the executive shall not have returned to full-time performance of the executive’s duties within 30 days after written notice of termination is given to the executive by the Company (provided, however, that such notice may not be given prior to 30 days before the expiration of such six-month period).

A “change of control” is generally defined as the first to occur of any of the following: (i) consummation of a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (a) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event or (b) the persons who were members of the Board immediately prior to such transaction or event do not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event; (ii) the dissolution or complete liquidation of the Company; (iii) the date any person or entity acquires or gains ownership or control of (including, without limitation, the power to vote) more than 30% of the outstanding shares of the Company’s voting stock (based upon voting power); or (iv) the individuals who, as of January 1, 2019, constitute members of the Board cease for any reason to constitute at least a majority of the Board.

The period commencing on the consummation of a change of control and ending on the second anniversary of such change of control is defined as the “protection period.”

Potential Severance Benefits under the Executive Severance Plan

The Executive Severance Plan provides for a lump sum cash payment equal to the executive’s base salary and a pro-rated target annual bonus payment, along with full vesting acceleration of time-based and performance-based equity awards (based on the greater of target or actual performance) in the event that a participating executive officer dies or becomes disabled while employed by the Company.

If a qualifying termination occurs outside of a protection period, the executive is entitled to receive severance benefits consisting of: (i) base salary continuation for a specified number of months (24 for the Chief Executive Officer, 21 for the

2020 PROXY STATEMENT	61

President, 18 for Executive Vice Presidents and 15 for Senior Vice Presidents); (ii) a pro-rated target annual cash bonus for the year of termination (based on the number of days employed during the year of termination); (iii) up to 18 months of Company-paid COBRA coverage, (iv) up to $15,000 of outplacement services; (v) pro-rated vesting of all outstanding and unvested time-based equity awards (based on the number of days employed during the applicable vesting period); and (vi) pro-rated vesting of outstanding and unvested performance-based equity awards (based on the number of days employed during the applicable performance period and assuming performance over the performance period at a rate equal to the lower of target or the actual level of performance through the date of termination).

If a qualifying termination occurs within a protection period, the executive is entitled to the benefits described in the preceding paragraph, except that the salary continuation described in clause (i) would be replaced by a lump sum cash payment equal to a multiple of the executive’s base salary plus their average three year bonus (3.0 for the Chief Executive Officer, 2.75 for the President, 2.5 for Executive Vice Presidents and 2.25 for Senior Vice Presidents), the vesting acceleration described in clause (v) would be 100% of the unvested time-based equity awards rather than a pro-rated portion and the vesting acceleration described in clause (vi) would be 100% of the unvested performance-based equity awards based on the actual level of performance through the date of the change of control rather than a pro-rated portion.

The Executive Severance Plan does not provide for tax “gross-up” payments. If the total amount of payments to be provided by the Company in connection with a change of control would cause any of the named executive officers to incur “golden parachute” excise tax liability, then the payments provided under the Executive Severance Plan will be either (a) reduced (but not below zero) so that the present value of such total amounts received by the executive from the Company will be one dollar less than three times the executive’s “base amount” (as defined in section 280G(b)(3) of the Code) and so that no portion of such amounts received by the executive shall be subject to the excise tax imposed by section 4999 of the Code or (b) paid in full, whichever produces the better net after-tax position to the executive (taking into account any applicable excise tax under section 4999 of the Code and any applicable income tax). The determination as to whether any such reduction in the amount of the severance benefits is necessary shall be made by the Board (or any committee appointed by the Board) in good faith and any such reduction shall be implemented in a manner consistent with the requirements of Section 409A of the Code. If a reduced cash payment is made and through error or otherwise that payment, when aggregated with other payments or benefits from the Company (or its affiliates) used in determining if a “parachute payment” exists, exceeds one dollar less than three times the executive’s “base amount” (as defined in section 280G(b)(3) of the Code), the executive shall immediately repay such excess to the Company upon notification that an overpayment has been made.

Restrictions and Conditions to Receiving Severance Benefits under the Executive Severance Plan

Each executive must execute and not revoke a general release agreement before receiving any severance or benefits pursuant to the Executive Severance Plan. The release shall discharge the Company and its affiliates, as well as officers, directors and employees of the Company and its affiliates, from any claims or judicial actions arising out of the executive’s employment or termination of employment. The release must generally be executed and irrevocable within forty-five days of the executive’s termination of employment, or, if applicable, prior to the date on which any payment will be provided to the executive.

Section 409A of the Code can subject an executive to a 20% tax, in addition to normal income taxes, in the event that payments are not structured to be compliant with Section 409A of the Code and its regulations. If the executives are “specified employees” according to Section 409A of the Code at the time of their termination of employment, the payment of severance benefits may be delayed for a period of six months in order to remain in compliance with this Code section, despite the timing otherwise provided for in the Executive Severance Plan.

The named executive officers are also subject to non-compete and related restrictions. During the term of his or her employment by the Company and for a period of one year following a termination of employment for any reason (the “non-compete period”), the executive may not hire, contract or solicit the Company’s employees for the executive’s own benefit or for the benefit of any other person or entity, nor may the executive encourage any Company employee to leave the Company’s employ for any reason. Within the geographical area or market where the Company is conducting (or within the twelve months prior to the executive’s termination of employment, has conducted) business, the executive may not participate in the ownership, management, operation of or have any financial interest in a business that is similar to the Company or that is a competitor of the Company, attempt to solicit or divert the Company’s customers or vendors, or call upon a prospective acquisition candidate on the executive’s own behalf or on behalf of another entity if the Company is also negotiating for that potential acquisition. However, in the event the executive resigns under circumstances that would not be considered a qualifying termination, then the post-employment restriction relating to the participation in the ownership, management, operation or financial interest in a competitive operation will only apply for a number of months (not in excess of twelve) selected by the Company and the Company must continue to pay the executive his or her base salary for the number of months, if any, selected by the Company.

2020 PROXY STATEMENT	62

The table below summarizes potential payments to each named executive officer assuming that one of the events described in the table below occurred on December 31, 2019, when the closing price of the Company’s common stock was $87.57. The values below are the Company’s best estimate of the severance payments and benefits the executives would have received upon a termination of employment or a change of control as of December 31, 2019, as a true value could not be determined with absolute certainty until an actual termination or change of control of the Company occurs. The Company has also assumed for purposes of these calculations that all payments were made in a timely manner and that no interest accrued on the original payment amount.

Name	Voluntary Termination(1)	Qualifying Termination Outside of a Protection Period(2)	Qualifying Termination Within a Protection Period(3)	Change of Control; No Termination(4)	Termination Due to Death or Disability(5)
Timothy A. Leach
Salary	$1,100,000	$2,200,000	$9,670,000	–	$1,100,000
Bonus	–	$1,430,000	$1,430,000	–	$1,430,000
Accelerated Equity	–	$3,203,573	$4,753,125	–	$12,466,203
Continued Medical	–	$30,816	$30,816	–	–
Outplacement Services	–	$15,000	$15,000	–	–
TOTAL(6)	$1,100,000	$6,879,389	$15,898,941	–	$14,996,203
Jack F. Harper
Salary	$700,000	$1,225,000	$4,721,640	–	$700,000
Bonus	–	$770,000	$770,000	–	$770,000
Accelerated Equity	–	$2,341,184	$4,797,172	–	$9,687,257
Continued Medical	–	$41,961	$41,961	–	–
Outplacement Services	–	$15,000	$15,000	–	–
TOTAL(6)	$700,000	$4,393,145	$10,345,773	–	$11,157,257
C. William Giraud
Salary	$640,000	$960,000	$3,943,159	–	$640,000
Bonus	–	$640,000	$640,000	–	$640,000
Accelerated Equity	–	$2,319,029	$4,841,921	–	$9,139,332
Continued Medical	–	$41,847	$41,847	–	–
Outplacement Services	–	$15,000	$15,000	–	–
TOTAL(6)	$640,000	$3,975,876	$9,481,927	–	$10,419,332
Travis L. Counts
Salary	$525,000	$656,250	$2,279,419	–	$525,000
Bonus	–	$420,000	$420,000	–	$420,000
Accelerated Equity	–	$1,065,289	$1,652,358	–	$2,910,914
Continued Medical	–	$41,880	$41,880	–	–
Outplacement Services	–	$15,000	$15,000	–	–
TOTAL(6)	$525,000	$2,198,419	$4,408,657	–	$3,855,914
Brenda R. Schroer
Salary	$500,000	$625,000	$2,068,320	–	$500,000
Bonus	–	$400,000	$400,000	–	$400,000
Accelerated Equity	–	$865,892	$1,375,900	–	$2,440,838
Continued Medical	–	$30,621	$30,621	–	–
Outplacement Services	–	$15,000	$15,000	–	–
TOTAL(6)	$500,000	$1,936,513	$3,889,841	–	$3,340,838

2020 PROXY STATEMENT	63

(1)

This column represents the amounts that would have been payable to the executive if he or she had resigned under circumstances that would not be considered a qualifying termination. Under such circumstances, the Executive Severance Plan provides the Company with the option to choose the number of months in which to enforce certain post-employment non-compete provisions. The values disclosed in this column assume that the Company had chosen to enforce the non-compete provisions for the maximum allowable time period of twelve months, although these amounts would be lower in the event that the Company chooses a shorter period of time.

(2)

The values in this column for “Salary” reflect the aggregate amount of continued monthly salary (as in effect on December 31, 2019) for Mr. Leach for a period of twenty-four months, for Mr. Harper for a period of twenty-one months, for Mr. Giraud for a period of eighteen months and for Mr. Counts and Ms. Schroer for a period of fifteen months. The values in this column for “Bonus” include the executive’s full target bonus for the 2019 year, as a proration was unnecessary for a termination on December 31, 2019. The values in this column for “Accelerated Equity” for each individual include the pro-rated accelerated value of unvested restricted stock and performance unit awards held by each executive as of December 31, 2019, but do not include the performance unit awards with a performance period that ended on December 31, 2019. For the performance unit awards, the Company assumed a payout of 0% and 0% of the “Target” number of performance units awarded in 2019 and 2018, respectively. The values in this column for “Continued Medical” include eighteen months of continued coverage for each eligible executive and his or her dependents based on COBRA rates in effect as of December 31, 2019. The values in this column for “Outplacement Services” include up to $15,000 of outplacement services.

(3)

The values in this column for “Salary” were calculated in accordance with the salary provisions of the Executive Severance Plan described above. The values in this column for “Bonus” include the executive’s full target bonus for the 2019 year, as a proration was unnecessary for a termination on December 31, 2019. The values in this column for “Accelerated Equity” for each individual include the full accelerated value of unvested restricted stock and performance unit awards held by each executive as of December 31, 2019, but do not include the performance unit awards with a performance period that ended on December 31, 2019. For the performance unit awards, the Company assumed a payout of 0% and 0% of the “Target” number of performance units awarded in 2019 and 2018, respectively. The values in this column for “Continued Medical” include eighteen months of continued coverage for each eligible executive and his or her dependents based on COBRA rates in effect as of December 31, 2019. The values in this column for “Outplacement Services” include up to $15,000 of outplacement services.

(4)	This column represents what each executive would have received upon a change of control on December 31, 2019, without a termination of employment.

(5)

The values in this column for “Salary” represent the executive’s annual salary (as in effect on December 31, 2019). The values in this column for “Bonus” include the executive’s full target bonus for the 2019 year, as a proration was unnecessary for a termination on December 31, 2019. The values in this column for “Accelerated Equity” include the accelerated value of unvested restricted stock and performance unit awards held by each executive as of December 31, 2019, but do not include the performance unit awards with a performance period that ended on December 31, 2019. For the performance unit awards, the Company assumed a payout of 100% and 100% of the “Target” number of performance units awarded in 2019 and 2018, respectively.

(6)

The total represents the maximum value of the payments and benefits that the executive would have received upon the occurrence of a change of control or the referenced termination of employment. However, if the total amount of payments and benefits to be provided to the executive would cause the executive to incur “golden parachute” excise tax liability, then any payments and benefits provided under the executive’s employment agreement may be reduced to the extent necessary to eliminate the application of the excise tax if that will leave the executive in a better after-tax position than if no such reduction had occurred. Accordingly, the total value of the payments and benefits that the executive would receive under such circumstances may be less than the total reflected in the table.

COMPENSATION PROGRAMS AND RISK CONSIDERATIONS

The Company does not believe that its policies and practices of compensating its employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company considered the following:

•	The Company’s compensation program for its executive officers provides a balanced mix of (i) cash and equity, (ii) annual and longer-term incentives and (iii) time-based and performance-based awards.
•

The Company’s long-term incentive component of the program, which is intended to be the largest component of each executive officer’s overall compensation package, is weighted towards long-term achievement, with vesting generally occurring over a four-year period from the date of grant for time-based awards, and over a three-year performance period for performance-based awards.

•

The Company’s annual cash incentive award program for its executive officers is ultimately subject to the negative discretion of the Compensation Committee, which considers the risks facing the Company and the market conditions at the time of the award.

•	The Board of Directors has established substantial stock ownership guidelines for the Company’s directors and executive officers.
•	Most non-officer employees of the Company receive a significant discretionary equity award each year, which generally vest three years after the date of grant.
•	The Company sets proper ethical and moral expectations through its policies and procedures and provides various mechanisms for reporting issues.

2020 PROXY STATEMENT	64

PAY RATIO DISCLOSURE

The 2019 annual total compensation of the median compensated of all our employees other than our Chief Executive Officer was $157,850, our Chief Executive Officer’s 2019 annual total compensation was $12,980,443, and the ratio of these amounts was 1-to-82.23.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the following methodology. For these purposes, the Company identified the median compensated employee using (a) annual base salary or wages determined as of December 31, 2017, including any paid overtime; (b) estimated annualized short-term incentive at target for the 2017 performance year; and (c) actual long-term incentive grant amount made in June 2017 or estimated grant amount at target in the case where an employee started after June 2017. Consistent with SEC rules, a new median employee will be selected in 2020.

In order to better reflect our employee compensation practices, the 2019 annual total compensation for our median employee and for our Chief Executive Officer includes the dollar value of non-discriminatory health benefits, which are not required to be reported in the Summary Compensation Table.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Easter, Merriman, Puckett and Surma served as members of the Compensation Committee in 2019. During 2019, no member of the Compensation Committee served as an executive officer of the Company, and no such person had any relationship with the Company requiring disclosure herein. None of the Company’s executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board of Directors or Compensation Committee.

STOCKHOLDERS’ PROPOSALS

Any stockholder desiring to present a stockholder proposal pursuant to Rule 14a-8 of the Exchange Act at the Company’s 2021 Annual Meeting of Stockholders and to have the proposal included in the Company’s related proxy statement must send the proposal to the Company’s Corporate Secretary at One Concho Center, 600 West Illinois Avenue, Midland, Texas 79701, so that it is received no later than November 16, 2020. All such proposals should be in compliance with SEC rules and regulations. The Company will only include in its proxy materials those stockholder proposals that it receives before the deadline and that are proper for stockholder action, and the submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement and form of proxy.

Pursuant to the proxy access provision in the Bylaws, in order for a stockholder or group of stockholders to include a director nominee in the Company’s proxy materials for the 2021 Annual Meeting of Stockholders, notice of the nomination must be delivered to the Company’s Corporate Secretary, at the address shown above, between October 17, 2020, and November 16, 2020, and the nomination must otherwise satisfy the requirements in the Bylaws.

In addition, in accordance with the Bylaws, any stockholder entitled to vote at the Company’s 2021 Annual Meeting of Stockholders may propose business (other than proposals to be included in the Company’s proxy materials pursuant to Rule 14a-8 and director nominations made pursuant to the proxy access process) to be included on the agenda of, and properly presented for action at, the 2021 Annual Meeting of Stockholders only if written notice of such stockholder’s intent is given in accordance with the requirements of the Bylaws and SEC rules and regulations. Such proposal must be submitted in writing and addressed to the attention of the Company’s Corporate Secretary at the address shown above, so that it is received between December 28, 2020 and January 27, 2021.

The Company’s Nominating & Governance Committee will consider all director candidates recommended by any stockholder on the same basis as candidates recommended by the Board of Directors and other sources. The procedures to be followed by stockholders in submitting such recommendations is described in the Company’s Amended and Restated Policies and Procedures Relating to Disclosures Required by Item 407 of Regulation S-K, which is available on the Company’s website at www.concho.com under “Investors – Corporate Governance – Committee Composition and Governance Documents.”

2020 PROXY STATEMENT	65

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held On April 27, 2020:

The Proxy Statement and 2019 Annual Report are available on the internet at http://www.astproxyportal.com/ast/15517.

The following information applicable to the Annual Meeting may be found in the Proxy Statement and accompanying proxy card:

•	the date, time and location of the Annual Meeting;
•	a list of the matters intended to be acted on and the Company’s recommendations regarding those matters;
•	any control/identification numbers that you need to access your proxy card; and
•	information about attending the Annual Meeting and voting in person.

Stockholders who are beneficial owners, but not the record holders, who share a single address may receive only one copy of the Company’s Notice and Proxy Statement, the Company’s 2019 Annual Report to Stockholders and, as applicable, any additional proxy materials that are delivered, unless the broker, bank or other nominee delivering the materials has received contrary instructions from one or more of the stockholders. A copy of this Notice and Proxy Statement and the Company’s Annual Report to Stockholders will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of this Notice and Proxy Statement or the Company’s Annual Report to Stockholders was delivered. Stockholders who share an address but receive multiple copies of the Company’s Notice and Proxy Statement, the Company’s Annual Report to Stockholders and any additional proxy materials may also request delivery of a single copy upon written or oral request. Requests may be made by writing to Concho Resources Inc., One Concho Center, 600 West Illinois Avenue, Midland, Texas 79701, Attention: Senior Vice President, General Counsel and Corporate Secretary or by calling 432-683-7443.

GENERAL INFORMATION

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board for use at the Annual Meeting. The Board has made the Proxy Statement and accompanying materials available to you over the internet or, upon your request, has mailed or will mail you a printed version of these materials in connection with the Annual Meeting, which will take place on April 27, 2020. The Company mailed the Notice to the Company’s stockholders on March 16, 2020, and the Company’s proxy materials were posted on the website referenced in the Notice on that same date.

The Board is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any compensation for these services, but may be reimbursed for their reasonable expenses in forwarding solicitation material. The Company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), and Broadridge Financial Solutions will assist the Company in the distribution of proxy materials and will provide voting and tabulation services for the Annual Meeting. In addition, the Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to stockholders of the Company. The costs of the solicitation, including the cost of the preparation, assembly, printing and mailing of this Notice and Proxy Statement, the proxy card, the Company’s 2019 Annual Report to Stockholders and any additional information furnished to stockholders, will be borne by the Company. Morrow Sodali LLC has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $12,000, plus expenses.

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Midland, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting. The same list will also be open to examination by stockholders at the Annual Meeting.

VOTING INFORMATION

Record Date and Who May Vote

Our Board selected the close of business on February 28, 2020 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. This means that if you were a registered stockholder with the Company’s transfer agent and registrar, AST, on the record date, you may vote your shares on the matters to be considered at the Annual Meeting. If your shares were held in street name (for example, at your brokerage account) on that date, you should refer to the instructions provided by your bank, broker or other holder of record (the “record holder”) for further information. They are seeking your instructions on how you want your shares voted. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from your record holder giving you the right to vote the shares. If you hold your shares in street name and wish to simply attend the Annual Meeting, please bring proof of ownership and proof of identification.

2020 PROXY STATEMENT	66

The Company’s common stock, par value $0.001 per share, is the only outstanding class of the Company’s securities that entitles holders to vote generally at meetings of the Company’s stockholders. Each share of common stock outstanding on the record date entitles the holder to one vote at the Annual Meeting.

On the record date, 196,706,932 shares of the Company’s common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting.

How to Vote

Most stockholders can vote by proxy in three ways:

•	by internet at http://www.astproxyportal.com/ast/15517;
•	by telephone; or
•	by mail.

If you are a stockholder of record, you can vote your shares by voting by internet, by telephone, by mailing in your proxy or in person at the Annual Meeting. If you plan to attend the Annual Meeting and vote in person, you must present proof of identification (such as a driver’s license). You may give the Company your proxy by following the instructions included in the Notice or, if you received or request to receive a printed version of these proxy materials, by completing, signing and returning the proxy card enclosed in the proxy materials. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials through the instructions in the Notice. If you vote using either telephone or the internet, you will save the Company mailing expense.

By giving the Company your proxy, you will be directing the Company how to vote your shares at Annual Meeting. Even if you plan on attending the meeting, the Company urges you to vote now by giving the Company your proxy. This will ensure that your vote is represented at the meeting. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. If you do attend the meeting, you can change your vote at that time, if you then desire to do so.

If you are the beneficial owner of shares held in street name (for example, your shares are held in your brokerage account), the methods by which you can access the proxy materials and give the voting instructions to the broker or nominee may vary. Accordingly, beneficial owners should follow the instructions provided by their brokers or nominees to vote by internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of internet or telephone voting depends on the voting process used by the broker or nominee that holds your shares.

You may receive more than one Notice or proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

Votes submitted by internet or telephone must be received by 11:59 p.m., Eastern Time, on April 26, 2020.

The internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by internet or by phone should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

How to Change Your Vote or Revoke Your Proxy

You may revoke your proxy in writing at any time before it is exercised at the Annual Meeting by: (i) delivering to the Senior Vice President, General Counsel and Corporate Secretary of the Company a written notice of the revocation; (ii) signing, dating and delivering to the Senior Vice President, General Counsel and Corporate Secretary of the Company a proxy with a later date; (iii) timely submitting a proxy with new voting instructions using the internet or telephone voting system; or (iv) attending the Annual Meeting and voting your shares in person. Your attendance at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the Senior Vice President, General Counsel and Corporate Secretary of the Company before your proxy is exercised or unless you vote your shares in person at the Annual Meeting before your proxy is exercised.

Brokers are not permitted to vote your shares for non-discretionary matters, which include the election of directors and the advisory vote to approve executive compensation, without your instructions as to how to vote. Please vote by internet or by telephone or, if you requested a printed copy of the proxy materials, complete, sign and return your proxy card so that your vote can be counted.

2020 PROXY STATEMENT	67

Quorum

A quorum of stockholders is necessary to have a valid meeting of stockholders. At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. If a quorum is not present, the chairman has the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any annual meeting reconvened following an adjournment at which a quorum is present, any business may be transacted that might have been transacted at the annual meeting as originally noticed.

Proposals to Be Voted On

The Company is asking you to vote on the following:

•	Proposal 1: the election of Timothy A. Leach and William H. Easter III as Class I directors of the Company;
•	Proposal 2: the ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020;
•	Proposal 3: the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

Vote Required

For Proposal 1, the election of directors, you may vote “FOR”, “AGAINST” or “ABSTAIN” for each of the director nominees. Under the Bylaws, director nominees are elected by a majority of all votes cast, subject to the Company’s director resignation policy contained in its Corporate Governance Guidelines. Abstentions and broker non-votes will have no effect on the election of directors. This means that the individuals nominated for election to the Board who receive more “FOR” votes than “AGAINST” votes (among votes properly cast in person or by proxy) will be elected.

For Proposal 2, the ratification of the selection of the Company’s independent registered public accounting firm, you may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on the proposal. This proposal requires the affirmative vote of a majority of all votes cast in favor of the matter. Abstentions will have no effect on the proposal. Because the ratification of the appointment of the independent auditor is considered a “routine” matter, brokers are permitted to vote on this proposal if they have not received instructions from the beneficial owners, as discussed below, and, therefore, there should be no broker non-votes with respect to this Proposal 2.

For Proposal 3, the advisory vote to approve the compensation of the Company’s named executive officers, you may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on the proposal. This proposal requires the affirmative vote of a majority of all votes cast in favor of the matter. Abstentions and broker non-votes will have no effect on the proposal.

How Votes are Counted

An automated system that the Company’s transfer agent administers will tabulate the votes.

Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. The NYSE’s Rule 452 restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. With respect to the Annual Meeting, Rule 452 prohibits such brokers from exercising discretionary authority in the election of the Company’s directors and the advisory vote to approve the compensation of the Company’s named executive officers, but such brokers may exercise discretionary authority with respect to the ratification of the selection of the Company’s independent registered public accounting firm.

Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting. Neither abstentions nor broker non-votes (to the extent applicable) will have any effect on the outcome of voting on any of the proposals at the Annual Meeting.

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board of Director’s recommendations, which are as follows:

•	FOR the election of each of the two persons named in this Proxy Statement as the Board of Directors’ nominees for election as Class I directors;
•	FOR the ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020; and
•

FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed under “Compensation Discussion and Analysis” and the accompanying compensation tables and narrative discussion under “Compensation of Named Executive Officers” contained in this proxy statement.

2020 PROXY STATEMENT	68

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

*  *  *  *  *  *

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, TELEPHONE OR MAIL AS DESCRIBED IN THE INSTRUCTIONS INCLUDED ON YOUR NOTICE OF INTERNET AVAILABILITY OR, IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, BY COMPLETING, SIGNING, DATING AND RETURNING THE PROXY CARD OR VOTING FORM IN THE ENCLOSED ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS OUTLINED ON THE CARD TO SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET.

2020 PROXY STATEMENT	69

2020 ANNUAL MEETING OF STOCKHOLDERS OF

CONCHO RESOURCES INC.

April 27, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Annual Report, Notice of Meeting and Proxy Statement are available at http://www.astproxyportal.com/ast/15517

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

∎	042720

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Election of Directors:
		FOR	AGAINST	ABSTAIN
	Timothy A. Leach	☐	☐	☐
	William H. Easter III	☐	☐	☐

	To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of Grant Thornton LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.	☐	☐	☐

3.	Advisory vote to approve named executive officer compensation (“say-on-pay”).	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” the election of all director nominees and “FOR” proposals 2 and 3.

Signature of Stockholder
	Date:	Signature of Stockholder	Date:

∎	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎

∎

CONCHO RESOURCES INC.

2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack F. Harper, C. William Giraud and Brenda R. Schroer as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Concho Resources Inc. held of record by the undersigned on February 28, 2020, at the 2020 Annual Meeting of Stockholders to be held at 9:30 a.m. Central Time at One Concho Center, 600 West Illinois Avenue, Midland, Texas 79701, on April 27, 2020, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

∎	1.1	14475	∎

2020 ANNUAL MEETING OF STOCKHOLDERS OF

CONCHO RESOURCES INC.

April 27, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Annual Report, Notice of Meeting and Proxy Statement

are available at http://www.astproxyportal.com/ast/15517

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

∎	042720

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:
	FOR	AGAINST	ABSTAIN
Timothy A. Leach	☐	☐	☐
William H. Easter III	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of Grant Thornton LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.	☐	☐	☐

3.	Advisory vote to approve named executive officer compensation (“say-on-pay”).	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” the election of all director nominees and “FOR” proposals 2 and 3.

Signature of Stockholder
	Date:	Signature of Stockholder	Date:

Note: ∎

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎